Exhibit 10.1

Published CUSIP Numbers:

Deal: 28176FAH8

Facility:  28176FAJ4

FIVE YEAR CREDIT AGREEMENT

dated as of July 18, 2014

among

EDWARDS LIFESCIENCES CORPORATION,

as a Borrower

CERTAIN SUBSIDIARIES,

as Borrowers

BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank,

JPMORGAN CHASE BANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

DEUTSCHE BANK SECURITIES INC.,

HSBC BANK USA, NATIONAL ASSOCIATION,

PNC BANK, NATIONAL ASSOCIATION,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

J.P.MORGAN SECURITIES LLC and

WELLS FARGO SECURITIES, LLC

as

Joint Lead Arrangers and Joint Bookrunners

i

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES:

Schedule 1.01(i)	— Ineligible Assignees
Schedule 2.01	— Lenders and Commitments
Schedule 3.18	— Taxpayer Identification Information
Schedule 6.01	— Debt of Material Subsidiaries
Schedule 6.02	— Security Interests
Schedule 11.01	— Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS:

Exhibit A-1	— Form of Borrowing Subsidiary Agreement
Exhibit A-2	— Form of Borrowing Subsidiary Termination
Exhibit B-1	— Form of Assignment and Acceptance
Exhibit B-2	— Form of Administrative Questionnaire
Exhibit C	— Form of Bid Request
Exhibit D	— Form of Competitive Bid
Exhibit E- 1	— Form of Opinion of Counsel for the Company
Exhibit E-2	— Form of Opinion of In-House Counsel of the Company
Exhibit F	— Form of Swing Line Loan Notice
Exhibit G	— Form of Borrowing Request
Exhibit H	— Interest Election Request
Exhibit I	— Prepayment Notice

FIVE YEAR CREDIT AGREEMENT dated as of July 18, 2014, among EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the “Company”); the other US BORROWERS (as defined herein); the SWISS BORROWERS (as defined herein); the JAPANESE BORROWERS (as defined herein) (the Company, the other US Borrowers, the Swiss Borrowers and the Japanese Borrowers being collectively called the “Borrowers”); the LENDERS from time to time party hereto; BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank; JPMORGAN CHASE BANK, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents; and DEUTSCHE BANK SECURITIES INC., HSBC BANK USA, NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents.

The Company has requested that the Lenders extend credit in the form of (a) Multicurrency Revolving Commitments under which the US Borrowers and the Swiss Borrowers may obtain Loans in US Dollars and one or more Designated Foreign Currencies in an aggregate principal amount at any time outstanding that will not result in (x) the Multicurrency Revolving Exposures exceeding the US Dollar Equivalent of $600,000,000, (y) the Multicurrency Revolving Exposures of Loans denominated in Designated Foreign Currencies made to US Borrowers exceeding the US Dollar Equivalent of $250,000,000 or (z) the Multicurrency Revolving Exposures of Loans made to Swiss Borrowers exceeding the US Dollar Equivalent of $250,000,000, (b) Swing Line Loans in US Dollars in an aggregate stated amount at any time outstanding up to $75,000,000, (c) Letters of Credit in US Dollars in an aggregate stated amount at any time outstanding up to $50,000,000, (d) Bid Loans in US Dollars in an aggregate stated amount at any time outstanding of up to $375,000,000, and (e) Yen Enabled Commitments under which the Japanese Borrowers may obtain Loans in Yen and the US Borrowers may obtain Loans in US Dollars in an aggregate principal amount at any time outstanding that will not result in the Yen Enabled Exposures exceeding the US Dollar Equivalent of $150,000,000.  The proceeds of borrowings hereunder and the Letters of Credit issued hereunder will be used (i) to refinance indebtedness under the Existing Credit Agreement and (ii) for general corporate purposes of the Borrowers and their subsidiaries.  Each capitalized term used above and each other capitalized term used and not otherwise defined herein shall have the meaning assigned to it in Article I.

The Lenders are willing to provide the credit facilities referred to in the preceding paragraph upon the terms and subject to the conditions set forth herein.  Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01                                      Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent appointed pursuant to Article VIII.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit B-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Five Year Credit Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 11.13(b).

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate plus 1.00%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Anti-Social Conduct” means:

(a)                                 a demand and conduct with force and arms;

(b)                                 an unreasonable demand and conduct having no legal cause;

(c)                                  threatening or committing violent behavior relating to its business transactions;

(d)                                 an action to defame the reputation or interfere with the business of any Lender or Issuing Bank by spreading rumors, using fraudulent means or resorting to force; or

(e)                                  other actions similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Group” means:

(a)                                 an organized crime group (bouryokudan, as defined in the Law relating to Prevention of Unjustifiable Acts by Gang Members of Japan (Law No. 77 of 1991, as amended));

(b)                                 a member of an organized crime group;

(c)                                  a person who used to be a member of an organized crime group but has only ceased to be a member of an organized crime group for a period of less than 5 years;

(d)                                 quasi-member of an organized crime group (bouryokudan jun-kosei-in);

(e)                                  a related or associated company of an organized crime group;

(f)                                   a corporate racketeer or blackmailer advocating social cause or a special intelligence organized crime group; or

(g)                                  a member of any other criminal force similar or analogous to any of the foregoing in any jurisdiction.

“Anti-Social Relationship” means in relation to a person:

(a)                                 an Anti-Social Group controls its management;

(b)                                 an Anti-Social Group is substantively involved in its management;

(c)                                  it has entered into arrangements with an Anti-Social Group for the purpose of, or which have the effect of, unfairly benefiting itself or a third party or prejudicing a third party;

(d)                                 it is involved in the provision of funds or other benefits to an Anti-Social Group; or

(e)                                  any of its directors or any other person who is substantively involved in its management has a socially objectionable relationship with an Anti-Social Group.

“Applicable Rate” means, for any day, with respect to (i) any Loan of any Type (other than a Bid Rate Loan) or (ii) the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio as of the most recent determination date:

Pricing Level	Leverage Ratio	Facility Fee (basis points per annum)	Eurocurrency Spread/Letter of Credit Fee (basis points per annum)	ABR Spread (basis points per annum)
Pricing Level 1	< 1.00	12.5	100.0	0
Pricing Level 2	> 1.00 and < 1.50	15.0	110.0	10.0
Pricing Level 3	> 1.50 and < 2.00	17.5	120.0	20.0
Pricing Level 4	> 2.00 and < 2.50	20.0	130.0	30.0

Pricing Level	Leverage Ratio	Facility Fee (basis points per annum)	Eurocurrency Spread/Letter of Credit Fee (basis points per annum)	ABR Spread (basis points per annum)
Pricing Level 5	> 2.50 and <3.00	22.5	140.0	40.0
Pricing Level 6	> 3.00	25.0	150.0	50.0

Except as set forth below, the Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.07(a) or (b); provided that if any financial statements required to have been delivered under Section 5.07(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Pricing Level 6 in the Table above.  Subject to the proviso in the immediately preceding sentence, the Applicable Rate in effect from the Effective Date through the date for which financial statements are delivered for the fiscal quarter ending September 30, 2014 shall be determined based on Pricing Level 2.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.13(g).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P.Morgan Securities Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.04), and accepted by the Administrative Agent, in the form of Exhibit B-1 or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.05(b)(ii).

“Bank of America” means Bank of America, N.A. and its successors.

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.23.

“Bid Loan” has the meaning specified in Section 2.23(a).

“Bid Loan Exposure” means, with respect to any Bid Loan Lender at any time, the principal amounts of the outstanding Bid Loans made by such Bid Loan Lender.

“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to a US Borrower.

“Bid Loan Sublimit” means an amount equal to $375,000,000. The Bid Loan Sublimit is part of, and not in addition to, the aggregate amount of the Multicurrency Commitments.

“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit C.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company, any other US Borrower, any Swiss Borrower or any Japanese Borrower.

“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Agent” means Edwards Lifesciences LLC, a Delaware limited liability company, in its capacity as agent on behalf of the applicable Borrowers for the purposes of giving and receiving Bid Requests, Borrowing Requests, Interest Election Requests, Swing Line Notices, Prepayment Notices and applications for (or requests for amendments, renewals or extensions of) Letters of Credit, and documentation related thereto.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars (other than a Borrowing of Swing Line Loans), $5,000,000, (b) in the case of a Borrowing of Swing Line Loans, $100,000 and (c) in the case of a Borrowing denominated in any Designated Foreign Currency or Yen, a minimum of the US Dollar Equivalent of $5,000,000 (rounded to the nearest hundreds of units of such Designated Foreign Currency or Yen).

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars (other than a Borrowing of Swing Line Loans), $1,000,000, (b) in the case of a Borrowing of Swing Line Loans, $1 and (c) in the case of a Borrowing denominated in any Designated Foreign Currency or Yen, a minimum of the US Dollar Equivalent of $500,000 (rounded to the nearest hundreds of units of such Designated Foreign Currency or Yen).

“Borrowing Request” means a request by the Borrowing Agent on behalf of the relevant Borrower for a Borrowing of Revolving Committed Loans in accordance with Section 2.03, substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit A-2.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in US Dollars is located and:

(a)                                 if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in US Dollars, any fundings, disbursements, settlements and payments in US Dollars in respect of any such Eurocurrency Loan, or any other dealings in US Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day that is also a London Banking Day;

(b)                                 if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c)                                  if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)                                 if such day relates to any fundings, disbursements, settlements and payments in a currency other than US Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than US Dollars or Euro, or any other dealings in any currency other than US Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Calculation Date” means (a) with respect to any Multicurrency Revolving Committed Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Loan denominated in a Designated Foreign Currency, and (ii) each date of a continuation of a Eurocurrency Loan denominated in a Designated Foreign Currency pursuant to Section 2.03, (b) with respect to any Yen Enabled Revolving Loan, each of the following: (i) each date of a Borrowing of a Yen Enabled Revolving Loan denominated in Yen, and (ii) each date of a continuation of a Yen Enabled Revolving Loan denominated in Yen, pursuant to Section 2.03, and (c) such additional dates as the Administrative Agent shall determine and designate by prior notice to the Company.

“CAM” shall mean the mechanism for the allocation and exchange of interests in the Tranches and collections thereunder established under Article IX.

“CAM Exchange” shall mean the exchange of the Lender’s interests provided for in Article IX.

“CAM Exchange Date” shall mean the date on which any event referred to in paragraph (g) of Article VII shall occur in respect of the Company.

“CAM Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate US Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate US Dollar Equivalent (as so determined) of the Specified Obligations owed to all the Lenders immediately prior to such CAM Exchange Date.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Bank or Swing Line Lender (as applicable) and the Lenders, as collateral for LC Exposure, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Bank or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date hereof, (ii) nominated by the board of directors of the Company or (iii) appointed by the board of directors of the Company.

“Change in Law” means (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charitable Foundation” means Edwards Lifesciences Foundation, a Delaware corporation, not for profit and without capital stock, any donor advised fund established by the Company or its Subsidiaries for the purpose of receiving charitable donations or any other not for profit, tax-deductible foundation or other entity.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Multicurrency Revolving Committed Loans,

Yen Enabled Revolving Loans, Bid Loans or Swing Line Loans and (b) any Commitment refers to whether such Commitment is a Multicurrency Commitment or a Yen Enabled Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means a Multicurrency Commitment or a Yen Enabled Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time and any successor statute.

“Company” has the meaning assigned to such term in the heading of this Agreement.

“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit D, duly completed and signed by a Lender.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated June 2014 distributed to the Lenders, together with the appendices thereto, as amended through the date hereof.

“Consolidated EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to consolidated net income for such period plus (a) the following to the extent deducted in calculating such consolidated net income:  (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such consolidated net income including write-downs of intangibles (including but not limited to, goodwill), (iv) any extraordinary or non-recurring expenses or losses (to the extent any of the foregoing are non-cash items for such period), including losses on sales of assets outside the ordinary course of business, special charges and purchased research and development charges in connection with acquisitions, but excluding any non-cash charge that relates to the write-down or write-off of inventory or accounts receivable except for accounts receivable reserves required when previously sold product is exchanged for replacement product, (v) non-cash charges associated with stock-based compensation expenses pursuant to the financial reporting guidance of the FASB concerning stock-based compensation as in effect from time to time, (vi) any fees and expenses related to acquisitions and investments permitted under the Loan Documents or acquisitions consummated prior to the Effective Date in an aggregate amount not to exceed $50,000,000 during any fiscal year, (vii) any litigation expenses, whether paid or (without duplication) reserved, including legal costs, judgments, orders, awards and settlements, (viii) any extraordinary or non-recurring expenses or losses that are cash items, provided that the aggregate amount of all expenses or losses added back pursuant to this clause (viii) shall be limited in any fiscal year to 5% of Consolidated EBITDA as reported for the prior fiscal year, and (ix) without duplication, expenses for financial contributions made to any Charitable Foundation using proceeds of any litigation awards or settlements received, provided that the aggregate amount of such charitable contributions added back pursuant to this clause (ix) shall be limited to $50,000,000 per fiscal year; and minus (b) extraordinary gains increasing consolidated net income for such period, including any litigation or settlement payments received or accrued during such period. Consolidated EBITDA is subject to calculation on a Pro Forma Basis in accordance with Section 1.08.

“Consolidated Interest Expense” means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (b) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging arrangements) payable in connection with the incurrence of Debt to the extent included in interest expense in accordance with GAAP and (c) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets that would be included on a consolidated balance sheet of the Company and the consolidated Subsidiaries (and which shall reflect the deduction of applicable reserves) after deducting therefrom all current liabilities of the Company and the consolidated Subsidiaries and all Intangible Assets.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services carried as indebtedness on the consolidated balance sheet of the Company and the consolidated Subsidiaries (other than as described in clause (b) below and excluding trade payables incurred in the ordinary course of business of the Company that are (i) not overdue by more than ninety (90) days or (ii) contested in good faith by appropriate proceedings and as to which appropriate reserves are maintained by the Company); (b) obligations of the Company and the consolidated Subsidiaries as lessee under leases that, in accordance with GAAP as in effect on the date hereof, are recorded as capital leases; (c) obligations of the Company and the consolidated Subsidiaries under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) and (b) above (including actual or contingent liabilities in respect of letters of credit issued to support such indebtedness or other obligations); (d) indebtedness or obligations of the kinds referred to in clauses (a), (b) and (c) above of the unconsolidated Subsidiaries; and (e) solely for purposes of Article VII hereof, obligations under interest rate, foreign exchange rate or other hedging agreements.  The term “Debt” shall not include the undrawn face amount of any letter of credit or bank guarantee issued for the account of the Company or any Subsidiary in the ordinary course of the Company’s or such Subsidiary’s business (other than any letter of credit or bank guarantee referred to in clause (c) above), but shall include the reimbursement obligation owing from time to time by the Company or any of the consolidated Subsidiaries in respect of drawings made under any letter of credit or bank guarantee in the event reimbursement is not made immediately following the applicable drawing.  For purposes of Article VII, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any hedging agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such hedging agreement were terminated at such time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) pay to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuing Bank or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination to the Company, the Issuing Bank, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Amount” means, at any time, the sum of (a) the aggregate outstanding principal amount at such time of Debt of Material Subsidiaries that is permitted under clause (k) of Section 6.01, and (b) the aggregate outstanding principal amount at such time of Secured Debt permitted under the last paragraph of Section 6.02; provided that the Designated Amount shall exclude any Borrowings under this Agreement, including by any Subsidiary of the Company.

“Designated Foreign Currency” means, with respect to the Multicurrency Commitments, Euros, Sterling, Swiss Francs, Yen and any other currency approved in writing by each of the Multicurrency Lenders that shall be freely traded and exchangeable into US Dollars in the London interbank market, and for which a LIBO Rate may be determined, at the time of such approval.

“Designated Foreign Currency Sublimit” means an amount equal to the lesser of the US Dollar Equivalent of (i) the aggregate amount of the Multicurrency Commitments and (ii) $250,000,000.  The Designated Foreign Currency Sublimit is part of, and not in addition to, the aggregate amount of the Multicurrency Commitments of the Lenders.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 11.02).

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means all federal, state, local and foreign laws, rules and regulations relating to the release, emission, disposal, storage and related handling of waste materials, pollutants and hazardous substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” or “E” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Eurocurrency Bid Margin” means the margin above or below the LIBO Rate to be added to or subtracted from the LIBO Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means on any day, with respect to any Designated Foreign Currency or Yen, the rate at which such Designated Foreign Currency or Yen may be exchanged into US Dollars, as quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (and applying the Currency Converter set forth on such website page) at approximately 12:00 noon Local Time on such date or, if such date in not a Business Day, on the Business Day immediately preceding such date of determination for such Designated Foreign Currency or Yen.  In the event that such rate does not appear on such page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Designated Foreign Currency or Yen are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Swap Obligations” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Loan Party for or the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Loan Party).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means, with respect to any Lender, the Administrative Agent or the Issuing Bank, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, any jurisdiction in which any lending office from which it makes Loans hereunder is located, (b) any branch profit Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above, (c) in the case of a Multicurrency Lender (other than a Lender that becomes a Multicurrency Lender by operation of the CAM), any withholding Tax that is imposed by the United States of America (or any political subdivision thereof) on payments by a US Borrower to the extent such Tax is in effect and would apply as of the date such Multicurrency Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Multicurrency Lender and is in effect and would apply at the time such lending office is designated, and any withholding Tax that is imposed by Switzerland (or any political subdivision thereof) on payments by a Swiss Borrower, (d) in the case of a Yen Enabled Lender (other than a Lender that becomes a Yen Enabled Lender by operation of the CAM), any withholding Tax that is imposed (i) by Japan (or any political subdivision thereof) on payments by a Japanese Borrower or (ii) by the United States of America (or any political subdivision thereof) on payments by a US Borrower, in either case to the extent such Tax is in effect and would apply as of the date such Yen Enabled Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Yen Enabled Lender and is in effect and would apply at the time such lending office is designated (assuming the taking by the applicable Borrower, upon the request of the applicable Yen Enabled Lender, of all ministerial or other reasonably requested actions required in order for available exemptions from such Tax to be effective) or (e) any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(e), except, in the case of clause (c) or (d) above, to the extent that (i) such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding Tax pursuant to Section 2.17(a) or (ii) such withholding Tax shall have resulted from the making of any payment to a location other than the office designated by the Administrative Agent or such Lender for the receipt of payments of the applicable type from the applicable Borrower, (f) any Taxes imposed under FATCA, (g) any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender, and (h) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19), any United States withholding Tax that (y) is required to be imposed on amounts payable to such Foreign Lender pursuant to the laws in force at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or (z) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 2.17(a).  Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding Tax imposed at any time on payments made by or on behalf of a Borrower organized under the laws of a jurisdiction other than the United States or the District of Columbia to any Lender hereunder or under any other Loan Document, provided that (y) such Lender shall have complied with Section 2.17(e) and (z) such forms and other documentation provided by such Lender pursuant to Section 2.17(e) certify that such Lender is entitled to a complete exemption from, or a reduction to zero of, all applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise.

“Existing Credit Agreement” means the Four Year Credit Agreement dated as of July 29, 2011, as amended, among the Borrowers, the lenders party thereto, Bank of America, N.A. as administrative agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, and U.S. Bank, National Association, The Bank of Tokyo-Mitsubishi; UFS, Ltd., Deutsche Bank AG New York Branch, Mizuho Corporate Bank, Ltd., as Co-Documentation Agents.

“Existing Maturity Date” has the meaning specified in Section 2.24(a).

“Exposure” means, with respect to any Lender, such Lender’s Multicurrency Revolving Exposure and Yen Enabled Exposure.

“Extension Request” has the meaning specified in Section 2.24(a).

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any applicable intergovernmental agreements entered into in respect of such Sections, any current or future regulations or official interpretations of such Sections and agreements, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated May 29, 2014 among the Company, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under or resident of the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the Issuing Bank).  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not incorporated or otherwise organized under the laws of the United States or its territories or possessions.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Multicurrency Commitment Percentage of the outstanding LC Exposures other than LC Exposures as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Multicurrency Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning set forth in Article X.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Assignee” means each Person set forth in Schedule 1.01(i).

“Initial Borrowing Date” means the date of the initial Borrowing hereunder.

“Intangible Assets” means all assets of the Company and the consolidated Subsidiaries that would be treated as intangibles in conformity with GAAP on a consolidated balance sheet of the Company and the consolidated Subsidiaries.

“Interest Coverage Ratio” means, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

“Interest Election Request” means a request by the Borrowing Agent on behalf of the relevant Borrower to convert or continue a Revolving Committed Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit H or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (including any Swing Line Loan), the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending one or two weeks thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (in each case, subject to availability), as the Borrowing Agent, on behalf of the relevant Borrower, may elect and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrowing Agent in its Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means Bank of America, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Borrower” means any Japanese Subsidiary that has been designated as such pursuant to Section 2.20 and that has not ceased to be a Japanese Borrower as provided in such Section.

“Japanese Subsidiary” means any Subsidiary that is incorporated or otherwise organized in Japan.

“Judgment Currency” has the meaning assigned to such term in Section 11.13(b).

“LC Disbursement” means a payment made by the Issuing Bank in respect of a Letter of Credit.

“LC Exposure” means at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company or the applicable Subsidiary at such time.  The LC Exposure of any Multicurrency Lender at any time shall be such Lender’s Multicurrency Commitment Percentage of the aggregate LC Exposure.  For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Sublimit” means an amount equal to the lesser of (i) the aggregate amount of the Multicurrency Commitments and (ii) $50,000,000.  The LC Sublimit is part of, and not in addition to, the aggregate amount of the Multicurrency Commitments of the Lenders.

“Lender Swap Obligations” the due and punctual payment and performance of all obligations of the Borrowers (other than the Company) or any Subsidiary, monetary or otherwise, under (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement, (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement or (iii) any other swap agreement, in each case, entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such agreement, contract or arrangement (collectively, the “Lender Swap Agreements”) was entered into; provided that the term “Lender Swap Obligations” shall not include any Excluded Swap Obligations.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance or as provided in Section 2.10 (other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance), and includes, as the context may require, the Swing Line Lender.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement on behalf of Lenders holding Multicurrency Commitments.

“Letter of Credit Expiration Date” has the meaning assigned to such term in Section 2.05(b)(i).

“Leverage Ratio” means, at any time, the ratio of (a) Total Debt at such time to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters of the Company ended at or prior to such time.

“LIBO Base Rate” has the meaning given thereto in the definition of “LIBO Rate”.

“LIBO Rate” means:

(a) with respect to a Eurocurrency Borrowing for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBO Base Rate
LIBO Rate =	1.00 – LIBO Reserve Percentage;

Where,

“LIBO Base Rate” means the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent

(b) for any interest calculation with respect to an ABR Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for US Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“LIBO Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).  The LIBO Rate for each outstanding Eurocurrency Borrowing shall be adjusted automatically as of the effective date of any change in the LIBO Reserve Percentage.

“LIBOR” has the meaning given thereto in the definition of “LIBO Base Rate”.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any agreement creating or perfecting rights in Cash Collateral pursuant to Section 2.21, the Fee Letter and each Letter of Credit and promissory note delivered pursuant to this Agreement.

“Loan Parties” means the Borrowers.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement and includes, as the context may require, the Swing Line Loans and Bid Loans.

“Local Time” means Eastern Time (Daylight or Standard, as applicable).

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Company or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Debt assumed in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000.

“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Company or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Debt assumed by the transferee in connection therewith, all obligations in respect of deferred purchase price (including obligations under any purchase price adjustment) and all other consideration payable in connection therewith (including payment obligations in respect of noncompetition agreements or other arrangements representing acquisition consideration)) exceeds $100,000,000.

“Material Subsidiary” means (a) any US Borrower (other than the Company), any Swiss Borrower or any Japanese Borrower, (b) any Subsidiary that directly or indirectly owns or Controls any Material Subsidiary and (c) any other Subsidiary (i) the net revenues of which for the most recent period of four fiscal quarters of the Company for which audited financial statements have been delivered pursuant to Section 5.07 were greater than 10% of the Company’s consolidated net revenues for such period or (ii) the net tangible assets of which as of the end of such period were greater than 10% of Consolidated Net Tangible Assets as of such date; provided that if at any time the aggregate amount of the net revenues or net tangible assets of all Subsidiaries that are not Material Subsidiaries for or at the end of any period of four fiscal quarters exceeds 20% of the Company’s consolidated net revenues for such period or 20% of Consolidated Net Tangible Assets as of the end of such period, the Company (or, in the event the Company has failed to do so within 10 days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.  For purposes of making the determinations required by this definition, revenues and assets of Foreign Subsidiaries shall be converted into US Dollars at the rates used in preparing the consolidated balance sheet of the Company included in the applicable financial statements.

“Maturity Date” means the later of (a) July 18, 2019 and (b) if maturity is extended pursuant to Section 2.24, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Modification Date” has the meaning specified in Section 2.24(a).

“Multicurrency Commitment” means, with respect to each Multicurrency Lender, the commitment of such Multicurrency Lender to (i) make Multicurrency Revolving Committed Loans pursuant to Section 2.01(a) to US Borrowers and Swiss Borrowers, (ii) purchase participations in Swing Line Loans pursuant to Section 2.04(d) and (iii) purchase participations in Letters of Credit pursuant to Section 2.03(d), expressed as an amount representing the maximum aggregate amount of such Multicurrency Lender’s Multicurrency Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The initial US Dollar Equivalent amount of each Multicurrency Lender’s Multicurrency Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Multicurrency Lender shall have assumed its Multicurrency Commitment, as applicable.  The aggregate amount of the Multicurrency Commitments on the date hereof is the US Dollar Equivalent of $600,000,000.

“Multicurrency Commitment Percentage” means, with respect to any Multicurrency Lender, the percentage (carried out to the ninth decimal place) of the total Multicurrency Commitments represented by such Lender’s Multicurrency Commitment, subject to adjustment as provided in Section 2.22.  If the Multicurrency Commitments have terminated or expired, the Multicurrency Commitment Percentages shall be determined based upon the Multicurrency Commitments most recently in effect, giving effect to any assignments.  The initial Multicurrency Commitment Percentage of each Multicurrency Lender is set forth opposite the name of such Multicurrency Lender on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Multicurrency Lender becomes a party hereto, as applicable.

“Multicurrency Lender” mean a Lender with a Multicurrency Commitment.

“Multicurrency Revolving Borrowing” means a Borrowing comprised of Multicurrency Revolving Committed Loans or Swing Line Loans.

“Multicurrency Revolving Committed Borrowing” means a Borrowing comprised of Multicurrency Revolving Committed Loans.

“Multicurrency Revolving Committed Loan” means a Loan made by a Multicurrency Lender pursuant to Section 2.01(a).  Each Multicurrency Revolving Committed Loan made to a US Borrower and denominated in US Dollars shall be a Eurocurrency Loan or an ABR Loan.  Each Multicurrency Revolving Committed Loan made to a Swiss Borrower and denominated in US Dollars shall be a Eurocurrency Loan.  Each Multicurrency Revolving Committed Loan denominated in a Designated Foreign Currency (including Swiss Revolving Committed Loans) shall be a Eurocurrency Loan.

“Multicurrency Revolving Exposure” means, with respect to any Multicurrency Lender at any time, the sum at such time, without duplication, of (a) such Lender’s Multicurrency Commitment Percentage of the sum of the US Dollar Equivalent of the principal amounts of the outstanding Multicurrency Revolving Committed Loans, plus (b) the aggregate amount of such Lender’s obligation to purchase participations in Swing Line Loans, plus (c) the aggregate amount of such Lender’s LC Exposure.

“Multicurrency Revolving Loan” means a Multicurrency Revolving Committed Loan, a Bid Loan or a Swing Line Loan.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.02 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Pension Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, excluding a Pension Plan, maintained for employees of the Company or any ERISA

Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Notice Date” has the meaning specified in Section 2.24(b).

“Obligations” means (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to any Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties under this Agreement and the other Loan Documents, and (b) unless otherwise agreed upon in writing by the applicable Lender party thereto, the due and punctual payment and performance of all obligations of the Company or any Subsidiary, monetary or otherwise, under each interest rate hedging agreement or foreign exchange swap contract relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such hedging agreement or swap contract was entered into.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.  For avoidance of doubt, the term “Other Taxes” shall include any Swiss stamp duties or similar Swiss taxes, along with any similar stamp duties or similar taxes imposed by any Swiss local or municipal Governmental Authority.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent, the Issuing Bank, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in a Designated Foreign Currency or Yen, the rate of interest per annum at which overnight deposits in the applicable Designated Foreign Currency or Yen, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 11.04(e).

“Participating Member State” means any member state so described in any EMU Legislation.

“Patriot Act” has the meaning assigned to such term in Section 11.16.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” has the meaning specified in Section 5.07.

“Public Lender” has the meaning specified in Section 5.07.

“Prepayment Notice” means a notice by the Borrowing Agent on behalf of the relevant Borrower of an optional prepayment of a Revolving Committed Borrowing in accordance with Section 2.11, which if in writing may be substantially in the form of Exhibit I.

“Prime Rate” means the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Pro Forma Basis” means, with respect to compliance with any financial test or covenant herein (including Sections 6.07 and 6.08), compliance with such test or covenant after giving effect to (i) any Material Acquisition or (ii) any Material Dispositions (including (a) pro forma adjustments arising out of events which are directly attributable to any proposed Material Acquisition, or any Material Disposition, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act of 1933, as amended, as interpreted by the staff of the Securities and Exchange Commission, (b) pro forma adjustments determined in good faith by the Company that are consented to by the Administrative Agent (such consent not to be unreasonably withheld) arising out of operating and other expense reductions attributable to such transaction being given pro forma effect that (1) have been realized or (2) will be implemented following such transaction and are supportable and quantifiable and, in each case, including (A) reduction in personnel expenses, (B) reduction of costs related to administrative functions, (C) reduction of costs related to leased or owned properties and (D) reductions from the consolidation of operations and streamlining of corporate overhead, and (c) such other adjustments as determined in good faith by the Company that are consented to by the Administrative Agent (such consent not to be unreasonably withheld), in each case as certified by an officer of the Company) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired and the consolidated financial statements of the Company and its Subsidiaries and assuming that all Material Acquisitions that have been consummated during the period, and any Material Disposition and any Debt or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Debt to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Debt as at the relevant date of determination).

“Qualified Acquisition” means a Material Acquisition after the Effective Date by the Company or a Subsidiary that has been designated to the Administrative Agent by a Responsible Officer of the Company as a “Qualified Acquisition”, so long as, on a Pro Forma Basis, the Leverage Ratio as of the last day of the most recently completed four fiscal quarter period (for which financial statements have been delivered pursuant to Section 5.07(a) or (b)) prior to such acquisition would be at least 3.00 to 1.00; provided however, that the Company may not designate a Material Acquisition as a “Qualified Acquisition” prior to the end of the fourth full fiscal quarter following the completion of the most recently consummated Qualified Acquisition unless the Leverage Ratio as of the last day of the most recently completed four fiscal quarter period (for which financial statements have been delivered pursuant to Section 5.07(a) or (b)) prior to such acquisition was less than or equal to 3.00 :1.00.

“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Bank” means an entity which is duly licensed as a bank and actively engaged in the banking business.

“Receivable” has the meaning set forth in Section 6.02(q).

“Receivables Subsidiary” means any special purpose, bankruptcy remote Subsidiary which is a transferee of (or interests in) Receivables sold under Section 6.02(q).

“Register” has the meaning set forth in Section 11.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, trustees, agents, partners, administrators, managers and advisors of such Person and such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments of all the Lenders at such time or, if the commitment of a

Lender to make Loans and the Issuing Bank to issue letters of credit have been terminated pursuant to Article VII, Lenders holding in the aggregate more than 50% of the outstanding amount of all Loans and LC Exposure (with the aggregate amount of each US Lender’s risk participation and funded participation in LC Exposures and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Revolving Credit Exposures held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further that all Bid Loans held by a Lender will be disregarded for the purposes of calculating unused Commitments.

“Reset Date” has the meaning set forth in Section 1.05(a).

“Response Deadline” has the meaning specified in Section 2.24(b).

“Responsible Officer” means the chief executive officer, chief financial officer, treasurer, or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Revolving Borrowing” means a Borrowing comprised of Multicurrency Revolving Committed Loans, Swing Line Loans, Bid Loans or Yen Enabled Revolving Loans.

“Revolving Committed Borrowing” means a Borrowing comprised of Multicurrency Revolving Committed Loans or Yen Enabled Revolving Loans.

“Revolving Committed Loan” means any Multicurrency Revolving Committed Loan or Yen Enabled Revolving Loan.

“Revolving Credit Exposure” means with respect to any Lender, the Multicurrency Revolving Exposure and Yen Enabled Exposure of such Lender.

“Revolving Loan” means any Multicurrency Revolving Loan or Yen Enabled Revolving Loan.

“Same Day Funds” means (a) with respect to disbursements and payments in US Dollars, immediately available funds, and (b) with respect to disbursements and payments in a currency other than US Dollars, same day or other funds as may be determined by the Administrative

Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant currency.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, or Her Majesty’s Treasury or other relevant sanctions authority.

“Secured Debt” means Debt or any other obligation or liability of the Company or any Material Subsidiary the payment of which is secured by a Security Interest.

“Security Interest” means any lien, security interest, mortgage or other charge or encumbrance of any kind, title retention device, pledge or any other type of preferential arrangement, upon or with respect to any property of the Company or any Material Subsidiary, whether now owned or hereafter acquired.

“Specified Obligations” means Obligations consisting of the principal of and interest on Loans, reimbursement obligations in respect of Swing Line Loans and LC Disbursements (including interest accrued thereon), and fees.

“Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to the last paragraph of Article X).

“Sterling” or “£” means the lawful money of the United Kingdom.

“subsidiary” means, with respect to any Person, any entity with respect to which such Person alone owns, such Person or one or more of its subsidiaries together own, or such Person and any Person Controlling such Person together own, in each case directly or indirectly, capital stock or other equity interests having ordinary voting power to elect a majority of the members of the Board of Directors of such corporation or other entity or having a majority interest in the capital or profits of such corporation or other entity.

“Subsidiary” means any subsidiary of the Company.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).  Each Swing Line Loan shall be an ABR Loan denominated in US Dollars.

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit F or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $75,000,000 and (b) the aggregate amount of the Multicurrency Commitments.  The Swing Line Sublimit is part of, and not in addition to, the aggregate amount of the Multicurrency Commitments.

“Swiss Borrower” means any Swiss Subsidiary that has been designated as such pursuant to Section 2.20 and that has not ceased to be a Swiss Borrower as provided in such Section.

“Swiss Borrower Sublimit” means an amount equal to the lesser of the US Dollar Equivalent of (i) the aggregate amount of the Multicurrency Commitments and (ii) $250,000,000.  The Swiss Borrower Sublimit is part of, and not in addition to, the aggregate amount of the Multicurrency Commitments of the Lenders.

“Swiss Francs” or “SF” means the lawful money of Switzerland.

“Swiss Revolving Borrowing” means a Borrowing comprised of Swiss Revolving Committed Loans.

“Swiss Revolving Committed Loan” means a Multicurrency Revolving Committed Loan made by a Multicurrency Lender to a Swiss Borrower pursuant to Section 2.01(a).  Each Swiss Revolving Committed Loan made to a Swiss Borrower shall be denominated in US Dollars or a Designated Foreign Currency other than Yen and shall be a Eurocurrency Loan.

“Swiss Subsidiary” means any Subsidiary that is incorporated or otherwise organized in Switzerland.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Debt” means, at any date, all Debt of the Company and its consolidated Subsidiaries at such date to the extent such Debt should be reflected on a consolidated balance sheet of the Company at such date in accordance with GAAP.

“Tranche” means a category of Commitments and extensions of credit thereunder.  For purposes hereof, each of the following comprise a separate Tranche:  (i) the Multicurrency Commitments and the Multicurrency Revolving Loans and (ii) the Yen Enabled Commitments and the Yen Enabled Revolving Loans.

“Transactions” means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Transfer Assets” means (a) when referring to the Company, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of the Company or of the Company and its Subsidiaries taken as a whole, and (b) when referring to a Subsidiary, the conveyance, transfer, lease or other disposition (whether in one transaction or in a series of transactions) of all or substantially all of the assets of such Subsidiary.

“Type”, means (a) when used in reference to any Revolving Loan or Revolving Borrowing, refers to whether the rate of interest on such Revolving Loan, or on the Revolving Loans comprising such Revolving Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate and (b) when used in reference to any Bid Loan, refers to whether the rate of interest on such Bid Loan, or on the Bid Loans comprising such Bid Borrowing, is determined by reference to any Absolute Rate or the LIBO Rate plus (or minus) an Eurocurrency Bid Margin.

“US Borrowers” means the Company, Edwards Lifesciences World Trade Corporation, Edwards Lifesciences LLC, Edwards Lifesciences (U.S.) Inc. and any other US Subsidiary that has been designated as a US Borrower pursuant to Section 2.20 and that has not ceased to be a US Borrower as provided in such Section.

“US Corporation” means a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount, and (b) with respect to any amount expressed in US Dollars which is applicable to any amount in any Designated Foreign Currency or Yen, the equivalent in US Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Designated Foreign Currency or Yen at the time in effect under the provisions of such Section.

“US Dollars” or “$” means the lawful money of the United States of America.

“US Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“US Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of the United States or its territories or possessions.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(e)(ii)(B)(3).

“Yen” or “¥” refers to the lawful money of Japan.

“Yen Enabled Commitment” means, with respect to each Yen Enabled Lender, the commitment of such Yen Enabled Lender to make Yen Enabled Revolving Loans pursuant to Section 2.01(b), expressed as an amount representing the maximum aggregate amount of such Yen Enabled Lender’s Yen Enabled Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04.  The initial US Dollar Equivalent amount of each Yen Enabled Lender’s Yen Enabled Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which Yen Enabled Lender shall have assumed its Yen Enabled Commitment, as applicable.  The aggregate amount of the Yen Enabled Commitments on the date hereof is the US Dollar Equivalent of $150,000,000.

“Yen Enabled Exposure” means, with respect to any Yen Enabled Lender at any time, such Lender’s Yen Enabled Commitment Percentage of the sum of the US Dollar Equivalent of the principal amounts of the outstanding Yen Enabled Revolving Loans.

“Yen Enabled Lender” mean a Lender with a Yen Enabled Commitment.

“Yen Enabled Commitment Percentage” means, with respect to any Yen Enabled Lender, the percentage (carried out to the ninth decimal place) of the total Yen Enabled Commitments represented by such Lender’s Yen Enabled Commitment subject to adjustment as provided in Section 2.22.  If the Yen Enabled Commitments have terminated or expired, the Yen Enabled Commitment Percentages shall be determined based upon the Yen Enabled Commitments most recently in effect, giving effect to any assignments.  The initial Yen Enabled Commitment Percentage of each Yen Enabled Lender is set forth opposite the name of such Yen Enabled Lender on Schedule 2.01 or in the Assignment or Assumption pursuant to which such Yen Enabled Lender becomes a party hereto, as applicable.

“Yen Enabled Revolving Borrowing” means a Borrowing comprised of Yen Enabled Revolving Loans.

“Yen Enabled Revolving Loan” means a Loan made by a Yen Enabled Lender pursuant to Section 2.01(b).  Each Yen Enabled Revolving Loan made to a US Borrower shall be denominated in US Dollars and shall be a Eurocurrency Loan or an ABR Loan, and each Yen Enabled Revolving Loan made to a Japanese Borrower shall be denominated in Yen and shall be a Eurocurrency Loan.

SECTION 1.02                                      Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Multicurrency Revolving Committed Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Multicurrency Revolving Committed Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Multicurrency Revolving Committed Borrowing”) or by Type

(e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Multicurrency Revolving Committed Borrowing”).

SECTION 1.03                                      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

SECTION 1.04                                      Accounting Terms; GAAP.

(a)                                 Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Debt of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of the Accounting Standards Codification of the Financial Accounting Standards Board 825 and 470-20 on financial liabilities shall be disregarded and (ii) operating leases and capital leases will be treated in a manner consistent with the current treatment thereof under GAAP as of the Effective Date notwithstanding any modifications or interpretive changes thereto that may occur after the Effective Date.

SECTION 1.05                                      Exchange Rates.  (a)  Not later than 10:00 a.m., Local Time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such

Calculation Date with respect to each Designated Foreign Currency or Yen, as the case may be, and (ii) give written notice thereof to the Lenders and the Company.  The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 11.13 or any other provision expressly requiring the use of a current Exchange Rate or in connection with any financial statements and amounts thereon or derived therefrom) be the Exchange Rates employed in converting any amounts between US Dollars, Designated Foreign Currencies and Yen.

(b)                                 Not later than 5:00 p.m., Local Time, on each Reset Date and each date on which Revolving Loans denominated in any Designated Foreign Currency or Yen are made or continued as a Eurocurrency Loan, the Administrative Agent shall (i) determine the aggregate amount of the US Dollar Equivalent of the principal amounts of the Revolving Loans of each Class denominated in Designated Foreign Currencies or Yen (after giving effect to any Revolving Loans made or repaid on such date), and (ii) notify the Lenders and the Company of the results of such determination.

(c)                                  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.

SECTION 1.06                                      Redenomination of Certain Foreign Currencies.  (a)  Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation).  If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)                                 Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)                                  Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.07                                      Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any application or other document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.08                                      Accounting for Material Acquisitions and Material Dispositions.  All calculations for the financial covenants in Section 6.07, 6.08 and the determination of the Applicable Rate for any period (or portion of a period) of measurement that includes the date of consummation of any Material Acquisition or Material Disposition shall be made on a Pro Forma Basis.

ARTICLE II

THE CREDITS

SECTION 2.01                                      Commitments.  (a)  Subject to the terms and conditions set forth herein, each Multicurrency Lender agrees to make (i) Multicurrency Revolving Committed Loans denominated in US Dollars or Designated Foreign Currencies to the US Borrowers, and (ii) Multicurrency Revolving Committed Loans denominated in US Dollars or Designated Foreign Currencies (other than Yen) to the Swiss Borrowers, in each case from time to time during the Revolving Availability Period in an aggregate principal amount at any time outstanding that will not result in (A) such Lender’s Multicurrency Revolving Exposure exceeding its Multicurrency Commitment, (B) the aggregate amount of the Multicurrency Lenders’ Multicurrency Revolving Exposures of all Multicurrency Revolving Committed Loans denominated in Designated Foreign Currencies made to US Borrowers exceeding the Designated Foreign Currency Sublimit, (C) the aggregate amount of the Multicurrency Lenders’ Multicurrency Revolving Exposures of all Swiss Revolving Committed Loans exceeding the Swiss Borrower Sublimit or (D) the aggregate amount of the Multicurrency Lenders’ Multicurrency Revolving Exposures exceeding the aggregate amount of the Multicurrency Commitments.

(b)                                 Subject to the terms and conditions set forth herein, each Yen Enabled Lender agrees to make (i) Yen Enabled Revolving Loans to the Japanese Borrowers denominated in Yen and (ii) Yen Enabled Revolving Loans to the US Borrowers denominated in US Dollars in an aggregate principal amount at any time outstanding that will not result in (A) such Lender’s Yen Enabled Exposure exceeding its Yen Enabled Commitment or (B) the aggregate amount of the Lenders’ Yen Enabled Exposures exceeding the aggregate amount of the Yen Enabled Commitments.

(c)                                  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.11, and reborrow under this Section 2.01.

SECTION 2.02                                      Loans and Borrowings.  (a)  Each Multicurrency Revolving Committed Loan shall be made as part of a Borrowing consisting of Multicurrency Revolving Committed Loans made by the Multicurrency Lenders ratably in accordance with their respective

Multicurrency Commitments.  Each Yen Enabled Revolving Loan shall be made as part of a Borrowing consisting of Yen Enabled Revolving Loans made by the Yen Enabled Lenders ratably in accordance with their respective Yen Enabled Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b)                                 Subject to Section 2.14, (i) each Multicurrency Revolving Committed Borrowing shall be comprised entirely of (A) in the case of a Borrowing denominated in US Dollars, Eurocurrency Loans or ABR Loans and (B) in the case of a Borrowing denominated in a Designated Foreign Currency, Eurocurrency Loans, in each case as the Borrowing Agent, on behalf of the applicable Borrower, may request in accordance herewith; provided that, each Swiss Revolving Borrowing shall be comprised entirely of Eurocurrency Loans and (ii) each Yen Enabled Revolving Borrowing shall be comprised entirely of (A) in the case of a Borrowing denominated in Yen, Eurocurrency Loans and (B) in the case of a Borrowing denominated in US Dollars, Eurocurrency Loans or ABR Loans, in each case as the Borrowing Agent, on behalf of the applicable Borrower may request in accordance herewith.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender but no Affiliate shall be entitled to receive any greater payment under such sections than such Lender would have been entitled to receive); provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; provided, however, if any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform its obligations hereunder or to issue, make maintain, fund or charge interest with respect to any Loan to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, then on notice thereof by such Lender to the Borrowing Agent through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan shall be suspended. Upon receipt of such notice, the Loan Parties shall take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

(c)                                  At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple; provided that an ABR Revolving Committed Borrowing may be made in an aggregate amount that is equal to the aggregate available Multicurrency Commitments or Yen Enabled Commitments, as the case may be.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) twelve Eurocurrency Multicurrency Revolving Committed Borrowings outstanding, (ii) six Eurocurrency Swiss Revolving Borrowings outstanding or (iii) six Eurocurrency Yen Enabled Revolving Committed Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, (i) the Borrowing Agent shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date, (ii) the Borrowing Agent shall not be entitled to request any Loan other than a Yen Enabled Revolving Loan designated in Yen on behalf of any Japanese Borrower and (iii) the Borrowing Agent shall not be entitled to request any Multicurrency Revolving Loan designated in Yen on behalf of any Swiss Borrower.

SECTION 2.03                                      Requests for Revolving Committed Borrowings.  To request a Revolving Committed Borrowing, the Borrowing Agent on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by (a) telephone or (b) a Borrowing Request; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Request. Each such Borrowing Request shall be received by the Administrative Agent (i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in a Designated Foreign Currency or Yen, not later than 11:00 a.m., Local Time, four Business Days before the date of the proposed Borrowing, and (iii) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Multicurrency Revolving Committed Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, Local Time, on the date of the proposed Borrowing.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrower on whose behalf the Borrowing Agent is requesting such Borrowing;

(ii)                                  whether the requested Borrowing is to be a Multicurrency Revolving Borrowing or a Yen Enabled Revolving Borrowing;

(iii)                               the currency and aggregate principal amount of the requested Borrowing;

(iv)                              the date of the requested Borrowing, which shall be a Business Day;

(v)                                 the Type of the requested Borrowing;

(vi)                              in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vii)                           the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06; and

(viii)                        in the case of a Borrowing in a Designated Foreign Currency or Yen, the location from which payments of the principal and interest on such Borrowing will be made.

If no election as to the Class of Borrowing is specified, then the requested Borrowing shall be a Multicurrency Revolving Committed Borrowing.  If no currency is specified with respect to any requested Eurocurrency Revolving Committed Borrowing, then the Borrowing Agent, on behalf of the relevant Borrower shall be deemed to have selected (i) in the case of a Japanese Borrower, Yen and (ii) in all other cases, US Dollars.  If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (i) in the case of a Borrowing denominated in US Dollars by a US Borrower, an ABR Borrowing, and (ii) in the case of any other Borrowing, a Eurocurrency Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender that will make a Loan as part of the requested Borrowing of the details thereof and of the amount of the Loan to be made by such Lender as part of the requested Borrowing.

SECTION 2.04                                      Swing Line Loans.

(a)                                 The Swing Line.  Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Multicurrency Lenders set forth in this Section 2.04, may in its sole discretion, make loans in US Dollars (each such loan, a “Swing Line Loan”) to the US Borrowers from time to time on any Business Day during the Revolving Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Multicurrency Revolving Exposure of the Lender acting as Swing Line Lender, may exceed the amount of such Swing Line Lender’s Multicurrency Commitment; provided, however, that after giving effect to any Swing Line Loan (i) the aggregate amount of the Multicurrency Lenders’ Multicurrency Revolving Exposures shall not exceed the aggregate amount of the Multicurrency Commitments, and (ii) the aggregate amount of the Multicurrency Revolving Committed Loans of any Multicurrency Lender, plus such Multicurrency Lender’s Multicurrency Commitment Percentage of LC Exposures, plus such Multicurrency Lender’s Multicurrency Commitment Percentage of all Swing Line Loans shall not exceed such Multicurrency Lender’s Multicurrency Commitment, and provided, further, that (x) no US Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (y) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by making such Swing Line Loan may have, Fronting Exposure.  Within the foregoing limits, and subject to the other terms and conditions hereof, the US Borrowers may borrow under this Section 2.04, repay or prepay under Section 2.07 or Section 2.11, and reborrow under this Section 2.04.  Each Swing Line Loan shall be an ABR Loan.  Immediately upon the making of a Swing Line Loan, each Multicurrency Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Multicurrency Lender’s Multicurrency Commitment Percentage times the amount of such Swing Line Loan.

(b)                                 Borrowing Procedures.  Each Swing Line Borrowing shall be made upon the Borrowing Agent’s (on behalf of the applicable US Borrower) irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (a) telephone or (b) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.

Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. Local Time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall meet the Borrowing Minimum, (ii) the requested borrowing date, which shall be a Business Day and (iii) the applicable US Borrower.  Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof.  Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. Local Time on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. Local Time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to such US Borrower at its office by (i) crediting the account of such US Borrower on the books of the Swing Line Lender in Same Day Funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowing Agent.

(c)                                  Refinancing of Swing Line Loans.

(i)                                     The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the US Borrowers (which hereby irrevocably authorize the Swing Line Lender to so request on its behalf), that each Multicurrency Lender make an ABR Multicurrency Revolving Committed Loan in an amount equal to such Lender’s Multicurrency Commitment Percentage of the amount of Swing Line Loans then outstanding.  Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Loans, but subject to the unutilized portion of the aggregate amount of Multicurrency Commitments and the conditions set forth in Section 4.02.  The Swing Line Lender shall furnish the Borrowing Agent with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent.  Each Lender shall make an amount equal to its Multicurrency Commitment Percentage of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for US Dollar-denominated payments not later than 1:00 p.m. Local Time on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made an ABR Multicurrency Revolving Committed Loan to the US Borrowers in such amount.  The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)                                  If for any reason any Swing Line Loan cannot be refinanced by such a Multicurrency Revolving Committed Borrowing in accordance with Section 2.04(c)(i), the request for ABR Multicurrency Revolving Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)                               If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Multicurrency Revolving Committed Loan included in the relevant Multicurrency Revolving Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be.  A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)                              Each Lender’s obligation to make Multicurrency Revolving Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Multicurrency Revolving Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of the US Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)                                 Repayment of Participations.

(i)                                     At any time after any Multicurrency Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Multicurrency Lender its Multicurrency Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)                                  If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Multicurrency Lender shall pay to the Swing Line Lender its Multicurrency Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate.  The Administrative Agent will make such demand upon the request of the Swing Line Lender.  The obligations of the Multicurrency Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)                                  Interest for Account of Swing Line Lender.  The Swing Line Lender shall be responsible for invoicing the US Borrowers for interest on the Swing Line Loans.  Until each Lender funds its ABR Multicurrency Revolving Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Multicurrency Lender’s Multicurrency Commitment Percentage of any Swing Line Loan, interest in respect of such Multicurrency Commitment Percentage shall be solely for the account of the Swing Line Lender.

(f)                                   Payments Directly to Swing Line Lender.  The Company and the US Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05                                      Letters of Credit.

(a)                                 General.  Subject to the terms and conditions set forth herein, the Borrowing Agent, on behalf of the Company, may request the issuance (or the amendment, renewal or extension) of Letters of Credit denominated in US Dollars, in any case in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period.  In the event of any inconsistency in any form of letter of credit application or other agreement submitted by the Company, the Borrowing Agent or any other US Borrower to, or entered into by Borrowing Agent, the Company or any other US Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(i)                                     Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrowing Agent shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent not later than 11:00 a.m. Local Time at least two Business Days prior to the requested date of issuance, amendment, renewal or extension a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrowing Agent also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. Such application may be sent by facsimile by United States mail, by overnight courier, by electronic transmission using the system provided by the Issuing Bank, by personal delivery or by any other means acceptable to the Issuing Bank. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowing Agent, the Company or the applicable US Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sublimit and (ii) the aggregate Multicurrency Revolving Exposures will not exceed the aggregate Multicurrency Commitments.  The Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(A)                               any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing the Letter of Credit, or any law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;

(B)                               the issuance of the Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally;

(C)                               except as otherwise agreed by the Administrative Agent and the Issuing Bank, the Letter of Credit is in an initial stated amount less than $400,000;

(D)                               the Letter of Credit is to be denominated in a currency other than US Dollars;

(E)                                any Lender is at that time a Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its sole discretion) with the Company or such Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letters of Credit as to which the Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F)                                 such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(b)                                 Expiration Date; Auto-Extension.  (i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) subject to Section 2.05(b)(ii) below, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date (the “Letter of Credit Expiration Date”) that is five Business Days prior to the Maturity Date.

(ii)                                  If the Borrowing Agent, on behalf of the Company, so requests in any applicable request for the issuance of a Letter of Credit, the Issuing Bank may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrowing Agent or the applicable US Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Bank shall not permit any such extension if (A) the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.05(a)(i) or Section 2.05(b)(i) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the applicable US Borrower that one or more of the applicable conditions specified in Section 4.02(a) or (b) is not then satisfied, and in each such case directing the Issuing Bank not to permit such extension.

(c)                                  Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Multicurrency Lenders, the Issuing Bank hereby grants to each Multicurrency Lender, and each Multicurrency Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Multicurrency Lender’s Multicurrency Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Multicurrency Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Multicurrency Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section or of any reimbursement payment required to be refunded to the Company for any reason.  Each Multicurrency Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Multicurrency Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(d)                                 Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, not later than 1:00 p.m. Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 11:00 a.m. Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 1:00 p.m. Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt.  If the Company fails to make such payment when due then, upon notice from the applicable Issuing Bank to the Company and the Administrative Agent, the Administrative Agent shall notify each Multicurrency Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Multicurrency Commitment Percentage, thereof.  Promptly following receipt of such notice, each Multicurrency Lender shall pay to the Administrative Agent its Multicurrency Commitment Percentage of the payment then due from the Company in the same manner as provided in Section 2.06 with respect to Loans made by such Multicurrency Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Multicurrency Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Multicurrency Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Multicurrency Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Multicurrency Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Multicurrency Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

(e)                                  Obligations Absolute.  The Company’s obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any waiver by the Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the Borrowers or any waiver by the Issuing Bank which does not in face materially prejudice the Borrowers, (v) any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft, (vi) any payment made by the Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date or, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable, and (vii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of set-off against, the Company’s obligations hereunder.  None of the Administrative Agent, the Multicurrency Lenders or the Issuing Bank, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are proved to be caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(f)                                   Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Multicurrency Lenders with respect to any such LC Disbursement.

(g)                                  Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Committed Loans; provided that, at all times after the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, Section 2.13(d) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Multicurrency Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Multicurrency Lender to the extent of such payment.

(h)                                 Replacement of the Issuing Bank.  In addition to the Issuing Bank’s right to resign as set forth in Article VIII, the Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(i)                                     ISP.  Unless otherwise expressly agreed by the Issuing Bank and the Company when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrowers for, and the Issuing Bank’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(j)                                    Letters of Credit Issued for US Borrowers.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a US Borrower, the Company shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Company hereby acknowledges that the issuance of Letters of Credit for the account of the US Borrower inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such US Borrowers.

SECTION 2.06                                      Funding of Borrowings.  (a)  Each Lender shall make each Revolving Committed Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose for Loans of such Class and currency by notice to the applicable Lenders.  The Administrative Agent will make such Revolving Committed Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowing Agent; provided that Multicurrency Revolving Committed Loans made to finance the reimbursement of an LC Disbursement shall be remitted by the Administrative Agent to the Issuing Bank.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the applicable Overnight Rate or (ii) in the case of such Borrower, the interest rate applicable to the subject Loan.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Administrative Agent shall return to such Borrower any amount (including interest) paid by such Borrower to the Administrative Agent pursuant to this paragraph.

SECTION 2.07                                      Repayment of Borrowings; Evidence of Debt.  (a)  Each US Borrower hereby unconditionally promises to pay the Administrative Agent for the account of the Swing Line Lender the then unpaid principal amount of each Swing Line Loan of such US Borrower on the earlier to occur of (x) the date ten Business Days after such Swing Line Loan is made and (y) the Maturity Date.  Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the accounts of the applicable Lenders the then unpaid principal amount of each Revolving Committed Borrowing of such Borrower on the Maturity Date. Each US Borrower hereby unconditionally promises to pay the Administrative Agent for the accounts of the applicable Lenders, the then unpaid principal amount of each Bid Loan of such US Borrower on the last day of the Interest Period in respect thereof.  Each Borrower agrees to repay the principal amount of each Loan made to such Borrower and the accrued interest thereon in the currency of such Loan.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Type and currency thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the accounts of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note.  In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by each such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08                                      Interest Elections.  (a)  Each Revolving Committed Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement.  A Borrower may elect different options with respect to different portions of an affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Revolving Committed Borrowing.

(b)                                 To make an election pursuant to this Section, the Borrowing Agent on behalf of the applicable Borrower, shall notify the Administrative Agent of such election by (a) telephone or (b) an Interest Election Request; provided that any such telephonic election must be confirmed immediately by delivery to the Administrative Agent of an Interest Election Request, in each case by the time that a Borrowing Request would be required under Section 2.03 if the Borrowing Agent on behalf of the applicable Borrower were requesting a Revolving Committed Borrowing of the Type resulting from such election to be made on the effective date of such election.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d), (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or (iv) convert any Borrowing to a Borrowing of a different Class.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               the Type and Class of the resulting Borrowing; and

(iv)                              if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender holding a Loan to which such request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrowing Agent fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall (i) in the case of a Borrowing made to a US Borrower and denominated in US Dollars, be converted to an ABR Borrowing and (iii) in the case of any other Eurocurrency Borrowing, become due and payable on the last day of such Interest Period.

SECTION 2.09                                      Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)                                 The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum, (ii) the Company shall not terminate or reduce the Multicurrency Commitments if, after giving effect to any concurrent prepayment of the Multicurrency Revolving Committed Loans in accordance with Section 2.11, (w) the aggregate Multicurrency Revolving Exposures would exceed the aggregate Multicurrency Commitments, (x) the aggregate amount of the Multicurrency Lenders’ Multicurrency Revolving Exposures of all Multicurrency Revolving Committed Loans denominated in Designated Foreign Currencies would exceed the Designated Foreign Currency Sublimit, (y) the aggregate amount of the Multicurrency Lenders’ Multicurrency Revolving Exposures of all Swiss Revolving Committed Loans would exceed the Swiss Borrower Sublimit, (iii) if, after giving effect to any reduction of the Multicurrency Commitments, the Designated Foreign Currency Sublimit, the Bid Loan Sublimit, the Swiss Borrower Sublimit, the LC Sublimit, or the Swing Line Sublimit exceeds the amount of the Multicurrency Commitments, such Sublimit shall be automatically reduced by the amount of such excess and (iv) the Company shall not terminate or reduce the Yen Enabled Commitments if, after giving effect to any concurrent prepayment of the Yen Enabled Revolving

Loans in accordance with Section 2.11, the aggregate Yen Enabled Exposures would exceed the aggregate Yen Enabled Commitments.

(c)                                  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction (or in the event of a termination or reduction of any outstanding Loans denominated in a Designated Foreign Currency, at least four Business Days prior), specifying the effective date of such election.  Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.10                                      Term Loan Option; Increase in Multicurrency Commitments.  (a)  The Borrowing Agent may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) request (i) an increase in the Multicurrency Commitments (a “Multicurrency Commitment Increase”), (ii) the addition of a new tranche of term loans (each a “Term Loan” and together with any Multicurrency Commitment Increase, the “Incremental Increase”) or (iii) a combination thereof; provided that (w) after giving effect to any such Incremental Increase, the sum of the total Multicurrency Commitments shall not exceed $850,000,000 plus any reductions in the Yen Enabled Commitments pursuant to Section 2.09(b), (x) in no event, after giving effect to any such Incremental Increase shall the sum of the total Multicurrency Commitments plus Yen Enabled Commitments and any Term Loan exceed $1,000,000,000, (y) such Incremental Increase shall not increase the Bid Loan Sublimit, the LC Sublimit, the Designated Foreign Currency Sublimit, the Swiss Borrower Sublimit, the Swing Line Sublimit, or any other sublimit established herein, and (z) each such Incremental Increase (whether a Multicurrency Commitment Increase or a Term Loan) shall not be for less than a minimum principal amount of $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (x).  Such notice shall set forth the amount of the requested Incremental Increase, whether such Incremental Increase is to be an Multicurrency Commitment Increase or a Term Loan and the date on which such Incremental Increase is requested to become effective (which shall be not less than 30 Business Days or more than 60 days after the date of such notice), and, in the case of a request for a Multicurrency Commitment Increase, may offer each applicable Multicurrency Lender the opportunity to increase its Multicurrency Commitment by its Multicurrency Commitment Percentage of the proposed increase amount and in the case of a request for a Term Loan, may offer each Lender the opportunity to make a Term Loan. No Lender shall be obligated to increase its Multicurrency Commitment or to provide a Term Loan pursuant to this Section 2.10.  Each Lender that receives such request shall, by notice to the Borrowing Agent and the Administrative Agent given not more than 10 Business Days after the date of the Borrowing Agent’s notice, (A) agree to increase its applicable Multicurrency Commitment by all or a portion of the offered amount, (B) agree to provide a term loan to any Borrower in an amount equal to all or a portion of the requested Term Loan (each Lender so agreeing being an “Increasing Lender”) or (C) decline to increase its applicable Multicurrency Commitment or provide a Term Loan (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Multicurrency Commitment or to provide a Term Loan) (each Lender so declining or deemed to have declined being a “Non-Increasing Lender”). In the event that, on the 10th Business Day after the Borrowing Agent shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Multicurrency Commitments or to provide a Term Loan in an aggregate amount less than the increase in the total Multicurrency Commitments or Term Loan requested by the Borrowing Agent, as applicable, the Borrowing Agent may arrange for one or more banks or other financial institutions reasonably acceptable to the Administrative Agent (and in the case of a Multicurrency Commitment Increase, the Issuing Bank and the Swing Line Lender) (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Multicurrency Lender, to extend Multicurrency Commitments, extend a Term Loan or increase their existing Multicurrency Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Multicurrency Lender hereunder, shall be subject to the approval of the Administrative Agent, the Issuing Bank and the Swing Line Lender (which approvals shall not be unreasonably withheld) and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Increase of such Augmenting Lender and/or its status as a Lender hereunder (including, but not limited to, in the case of a Term Loan, a Term Facility Amendment (as defined below)).  Any increase in the total Multicurrency Commitments or any Term Loan may be made in an amount which is less than the original amount requested by the Borrowing Agent if the Borrowing Agent is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

(b)                                 On the effective date (the “Increase Effective Date”) of any Multicurrency Commitment Increase, (i) the aggregate principal amount of the Multicurrency Revolving Loans (other than Bid Loans), outstanding (the “Initial Multicurrency Loans”) immediately prior to giving effect to the Multicurrency Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Multicurrency Lender prior to the Multicurrency Commitment Increase shall pay to the Administrative Agent in Same Day Funds an amount equal to the difference between (A) the product of (1) such Multicurrency Lender’s Multicurrency Commitment Percentage (calculated after giving effect to the Multicurrency Commitment Increase), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Multicurrency Lender’s Multicurrency Commitment Percentage (calculated without giving effect to the Multicurrency Commitment Increase), multiplied by (2) the amount of the Initial Multicurrency Loans, (iii) each Augmenting Lender that shall not have been a Multicurrency Lender prior to the Multicurrency Commitment Increase shall pay to the Administrative Agent in Same Day Funds an amount equal to the product of (1) such Augmenting Lender’s Multicurrency Commitment Percentage (calculated after giving effect to the Multicurrency Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Non-Increasing Lender’s Multicurrency Commitment Percentage (calculated without giving effect to the Multicurrency

Commitment Increase) multiplied by (2) the amount of the Initial Multicurrency Loans, and (B) the product of (1) such Non-Increasing Lender’s Multicurrency Commitment Percentage (calculated after giving effect to the Multicurrency Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Multicurrency Commitment Increase, the applicable Borrowers shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Initial Multicurrency Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Multicurrency Revolving Percentage of each Subsequent Borrowing (each calculated after giving effect to the Multicurrency Commitment Increase) and (vii) the applicable Borrowers shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Multicurrency Loans.  The deemed payments made pursuant to clause (i) above in respect of each Eurocurrency Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

(c)                                  Multicurrency Commitment Increases and Term Loans created pursuant to this Section 2.10 shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.

(d)                                 Notwithstanding the foregoing,

(i)                                     no Multicurrency Commitment Increase, Term Loan or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase or loan, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (b) and (c) of Section 4.01 as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase or loan.

(ii)                                  in addition, no Term Loan shall become effective under this Section unless the Administrative Agent, the applicable Increasing Lenders, the applicable Augmenting Lenders, and the Borrowers shall have entered into an amendment to this Agreement (a “Term Facility Amendment”) setting forth the terms of the Term Loan. Each Term Loan (a) shall rank pari passu or junior in right of payment with the Loans (and any such Term Loan which is junior in right of payment shall have customary subordination, standstill and other provisions reasonably acceptable to the Administrative Agent), (b) shall not mature earlier than the Maturity Date, (c) shall have a weighted average life and contain terms as to prepayments, amortization and pricing that are reasonably acceptable to the Administrative Agent, and (d) shall not contain additional or different covenants or financial covenants which are more restrictive in any material respect than the covenants in the Loan Documents at the time of the incurrence of such Term Loan unless either (x) such covenants benefit all of the Lenders or are otherwise consented to by the Administrative Agent or (y) such covenants apply only after the Maturity Date.

(iii)                               Borrowers shall deliver or cause to be delivered any customary legal opinions reasonably requested by Agent in connection with any such transaction pursuant to this Section 2.10.

(iv)                              Each Term Facility Amendment or other joinder or amendment document executed in connection with an Incremental Increase may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent, to give effect to the provisions of this Section 2.10 (including amendments to the definition of “Lenders” and “Required Lenders” to include the applicable Incremental Increase).

(e)                                  Conflicting Provisions.  This Section 2.10 shall supersede any provisions in Section 2.18 or 11.02 to the contrary.

SECTION 2.11                                      Prepayment of Loans.  (a) (i) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing (other than Bid Borrowings) of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and (ii) no Bid Loan may be prepaid without the consent of the applicable Bid Loan Lender.

(b)                                 If the aggregate Exposures of any Class shall exceed the aggregate Commitments of such Class, then the applicable Borrowers shall immediately prepay Revolving Committed Loans of such Class in an amount equal to the amount necessary to eliminate such excess (after giving effect to any other prepayment of Loans on such day).  If on any Reset Date, the aggregate amount of Yen Enabled Exposures shall exceed 105% of the aggregate Yen Enabled Commitments, then the Japanese Borrowers shall, not later than the next Business Day, prepay one or more Yen Enabled Revolving Borrowings in an aggregate principal amount sufficient to eliminate such excess.  If, on any Reset Date, the aggregate outstanding amount of Multicurrency Revolving Committed Loans denominated in a Designated Foreign Currency made to US Borrowers shall exceed 105% of the Designated Foreign Currency Sublimit then in effect, then the US Borrowers shall, not later than the next Business Day, prepay one or more Multicurrency Revolving Committed Borrowings denominated in a Designated Foreign Currency in an aggregate principal amount sufficient to reduce such outstanding amount as of such date of payment to an amount not to exceed 100% of the Designated Foreign Currency Sublimit then in effect.  If, on any Reset Date, the aggregate outstanding amount of Multicurrency Revolving Committed Loans denominated in a Designated Foreign Currency made to Swiss Borrowers shall exceed 105% of the Swiss Borrower Sublimit then in effect, then the Swiss Borrowers shall, not later than the next Business Day, prepay one or more Multicurrency Revolving Committed Borrowings denominated in a Designated Foreign Currency in an aggregate principal amount sufficient to reduce such outstanding amount as of such date of payment to an amount not to exceed 100% of the Swiss Borrower Sublimit then in effect.

(c)                                  Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrowing Agent, on behalf of each applicable Borrower, shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.

(d)                                 The Borrowing Agent on behalf of the applicable Borrower, shall notify the Administrative Agent or Swing Line Lender (with a copy to the Administrative Agent), as the case may be, by telephone (confirmed by telecopy) of any prepayment of a Borrowing hereunder (i) in the case of a Eurocurrency Borrowing designated in Dollars, not later than 11:00 a.m., Local Time, three Business Days before the date of such prepayment, (b) in the case of a Eurocurrency Borrowing designated in a Designated Foreign Currency, not later than 11:00 a.m., Local Time, four Business Days before the date of such prepayment, and (c) in the case of an ABR Borrowing, not later than 11:00 a.m., Local Time, one Business Day before the date of such prepayment.  Each such notice shall be irrevocable, shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and may be in the form of a Prepayment Notice; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09(c), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09(c).  Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 (or Section 2.04(b) with respect to Swing Line Loans).  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

SECTION 2.12                                      Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitments of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which the last of such Commitments terminates; provided that, if such Lender continues to have any Exposure of any Class after its Commitment of such Class terminates, then such facility fee shall continue to accrue on the daily amount of such Lender’s Exposure of such Class to but excluding the date on which such Lender ceases to have any such Exposure.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which all the Commitments shall have terminated and the Lenders shall have no further Exposures.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Company agrees to pay (i) to the Administrative Agent for the account of each Multicurrency Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Multicurrency Eurocurrency Revolving Committed Loans on the daily amount of such Multicurrency Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Multicurrency Lender’s Multicurrency Commitment terminates and the date on which such Lender ceases to have any LC Exposure; provided, however, any such participation fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Bank pursuant to Section 2.21 shall be payable, to the maximum extent permitted by applicable law, to the other Multicurrency Lenders in accordance with the upward adjustments in their respective Multicurrency Commitment Percentages allocable to such Letter of Credit pursuant to Section 2.22(a)(iv), with the balance of such participation fee, if any, payable to the Issuing Bank for its own account, and (ii) to the Issuing Bank a fronting fee at the rate set forth in the Fee Letter computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such participation fees and fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the date that is five Business Days prior to the Maturity Date and thereafter on demand; provided that all such fees shall be payable on the date on which the Multicurrency Commitments terminate and any such fees accruing after the date on which the Multicurrency Commitments terminate shall be payable on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07.  In addition, the Company shall pay directly to the Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to Letters of Credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent, including without limitation those fees set forth in the Fee Letter.

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13                                      Interest.  (a)  The Loans (other than Bid Loans) comprising each ABR Borrowing (including any Swing Line Borrowing) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans (other than Bid Loans) comprising each Eurocurrency Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the LIBO Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be.

(d)                                 Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) above.

(e)                                  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) above shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Committed Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)                                   All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and (ii) interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day); provided that, in the case of Revolving Committed Loans denominated in Designated Foreign Currencies designated after the Effective Date as to which market practice differs from the foregoing, interest hereunder shall be computed in accordance with such market practice for such Designated Foreign Currencies.  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(g)                                  If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank, as the case may be, under Section 2.12(b) or 2.13(e) or under Article VII.  The

Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

SECTION 2.14                                      Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) deposits (whether in US Dollars or any Designated Foreign Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Borrowing or (ii) adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period (in each case, an “Impacted Loan”); or

(b)                                 the Administrative Agent is advised by a majority in interest of the Lenders that would participate in such Borrowing (the “Affected Lenders”) that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the applicable Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Committed Borrowing denominated in such currency to, or continuation of any Revolving Committed Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued shall be repaid on the last day of the then current Interest Period applicable thereto, (ii) any Borrowing Request for a Eurocurrency Revolving Committed Borrowing denominated in such currency shall be ineffective and (iii) in the case of determining the LIBO Rate component of the Alternate Base Rate, the utilization of the LIBO Rate component in determining the Alternate Base Rate shall be suspended. Upon receipt of such notice, any Borrower may revoke any pending request for a Eurocurrency Borrowing in the affected currency or currencies (to the extent of the affected Eurocurrency Borrowing or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Borrowing Agent and the Affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under this Section, (2) the Administrative Agent or the Affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

SECTION 2.15                                      Increased Costs; Reserves on Eurocurrency Loans; Illegality.  (a)  If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank (except any reserve requirement contemplated by Section 2.15(e)); or

(ii)                                  impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then, upon the request of such Lender or the Issuing Bank, the Company will pay or cause the other Borrowers to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank reasonably determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Company will pay or cause the other Borrowers to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Each Lender or the Issuing Bank shall determine the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section using the methods customarily used by it for such purpose (and if such Lender or the Issuing Bank uses more than one such method, the method used hereunder shall be that which most accurately determines such amount or amounts).  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the calculations used by such Lender or the Issuing Bank to determine such amount, shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay or cause the other Borrowers to pay to such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 Business Days after receipt thereof; provided, that such amounts shall be consistent conceptually with amounts that the Lender or the Issuing Bank is generally charging other similarly situated borrowers and shall not be duplicative of any amounts paid by the Company or the other Borrowers under any other provision of this Agreement (it being agreed that no Lender or the Issuing Bank shall be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim).

(d)                                 Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and delivers a certificate with respect thereto as provided in paragraph (c) above; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)                                  With respect to any Designated Foreign Currency designated after the Effective Date, the Company shall pay (or cause the applicable Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive, which shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender; provided that, the Company shall not be required to compensate any such Lender pursuant to this Section 2.15(e) for any such costs incurred more than 180 days prior to the date of such notice.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 days from receipt of such notice.

(f)                                   If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurocurrency Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars or any Designated Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Loans in the affected currency or currencies or, in the case of Eurocurrency Loans in US Dollars, to convert ABR Loans or Absolute Rate Loans to Eurocurrency Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the LIBO Rate component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay (or, if applicable and such Loans are denominated in US Dollars, convert all such Eurocurrency Loans of such Lender to ABR Loans or (in the event of Bid Loans) Absolute Rate Loans, the interest rate on which shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate.  Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(g)                                  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Affiliate to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Borrowing or LC Disbursement to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia, then, on notice thereof by such Lender to the Company through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Borrowing or LC Disbursement shall be suspended. Upon receipt of such notice, the Borrowers shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

SECTION 2.16                                      Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or pursuant to Section 2.10(b)), (b) the conversion of any Eurocurrency Loan to a Loan of a different Type or Interest Period other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (d) the assignment or deemed assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19 or the CAM Exchange, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the London interbank market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the applicable Borrower and shall be conclusive absent manifest error.  The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 15 Business Days after receipt thereof.

SECTION 2.17                                      Taxes.  (a)

(i)                                     Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                                  If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(iii)                               If any Borrower or the Administrative Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection

(e) below, (B) such Borrower or the Administrative Agent, to the extent required by such laws, shall make such deductions and (iii) such Borrower shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                                 In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The relevant Borrower shall indemnify the Administrative Agent and each Lender and the Issuing Bank, within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability setting forth in reasonable detail the circumstances giving rise thereto and the calculations used by such Lender to determine the amount thereof delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent, on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)

(i)                                     The Issuing Bank and each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the Taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the Issuing Bank and such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to the Issuing Bank or such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdictions.

(ii)                                  Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States,

(A)                               any Lender that is a US Person shall deliver to the Company and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Company or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding Tax or information reporting requirements; and

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed under applicable law or upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, properly completed and duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, properly completed and duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” or any other applicable article of such tax treaty;

(2)                                 properly completed and duly executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in such form as the Administrative Agent shall request that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) properly completed and duly executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by properly completed and duly executed copies of IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in such form as the Administrative Agent shall request, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate in such form as the Administrative Agent shall request on behalf of each such partner or beneficial owner.

(C)                               Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed under applicable law or upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made.

(D)                               If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)                                Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f)                                   Each Lender, on the date it becomes a Lender hereunder, will designate lending offices for the Loans to be made by it such that, on such date, it will not be liable for (i) in the case of a Multicurrency Lender, any withholding Tax that is imposed by the United States of

America (or any political subdivision thereof) on payments by a US Borrower, (ii) any withholding Tax that is imposed (A) by Switzerland (or any political subdivision thereof) on payments by a Swiss Borrower or (B) by the United States of America (or any political subdivision thereof) on payments by any other Borrower, or (iii) in the case of a Yen Enabled Lender, any withholding tax that is imposed (A) by Japan (or any political subdivision thereof) on payments by a Japanese Borrower or (B) by the United States of America (or any political subdivision thereof) on payments by any other Borrower.

(g)

(i)                                     Without limiting the provisions of subsection (a) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the Issuing Bank, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. Each Borrower shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after written demand therefor, for any amount which a Lender or the Issuing Bank for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 2.17(g)(ii) below.

(ii)                                  Without limiting the provisions of subsection (a) above, each Lender and the Issuing Bank shall, and does hereby, indemnify (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or the Issuing Bank (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(e) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender or the Issuing Bank, in each case, that are payable or paid by the Administrative Agent or a Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(h)                                 If the Administrative Agent, any Lender or the Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to Section 2.17(a)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such indemnified party incurred with respect to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)                                     For purposes of this Section 2.17, the term “Lender” includes the Issuing Bank and the Administrative Agent.

(j)                                    Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 2.18                                      Payments Generally; Pro Rata Treatment; Sharing of Setoffs.  (a)  Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 3:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account specified in Schedule 11.01 or, in any such case, to such other account as the Administrative Agent shall from time to time specify in a notice delivered to the Company; provided that payments to be made directly to the Issuing Bank or the Swing Line Lender, as applicable, as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 11.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein (it being agreed that the Borrowers will be deemed to have satisfied their obligations with respect to payments referred to in this proviso if they shall make such payments to the persons entitled thereto in accordance with instructions provided by the Administrative Agent; the Administrative Agent agrees to provide such instructions upon request, and no Borrower will be deemed to have failed to make such a payment if it shall transfer such payment to an improper account or address as a result of the failure of the Administrative Agent to provide proper instructions).  The Administrative Agent shall distribute any such payments received by it for the account of any Lender or other Person promptly following receipt thereof at the appropriate lending office or other address specified by such Lender or other Person.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.  Any amount payable by the Administrative Agent to one or more Lenders in the national currency of a member state of the European Union that has adopted the Euro as its lawful currency shall be paid in Euro.

(b)                                 If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on Multicurrency Revolving Loans, Yen Enabled Revolving Loans or participations in LC Disbursements or Swing Line Loans due and payable to such Lender resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Multicurrency Revolving Loans, Yen Enabled Revolving Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon due and payable to such Lender than the proportion of such payments due and payable to all Lenders, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Multicurrency Revolving Loans, Yen Enabled Revolving Loans and participations in LC Disbursements and Swing Line Loans of all such other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of their respective Multicurrency Revolving Loans, Yen Enabled Revolving Loans and participations in LC Disbursements and Swing Line Loans and accrued interest thereon; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or in connection with an Incremental Increase) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(c)                                  Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due for the account of all or certain of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(d)                                 If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by them for the account of such Lender to satisfy such Lender’s obligations to the Administrative Agent until all such unsatisfied obligations are fully paid.

SECTION 2.19                                      Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Sections 2.15(a) through (e), or with respect to Section 2.15(f), gives a notice thereunder, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future (or eliminate the need for the notice pursuant to Section 2.15(f)) and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Company hereby agrees to pay all reasonable, direct, out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.15(a) through (e), or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, and in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 2.19(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 and 2.17). and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Multicurrency Commitment is being assigned, the Issuing Bank and the Swing Line Lender), which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swing

Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Company, (iii) the Company shall have paid (or caused to be paid) the assignment fee specified in Section 11.04, (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter, (v) such assignment does not conflict with applicable laws, (vi) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent and (vii) in the case of any such assignment of a Yen Enabled Commitment, such assignee shall be able to provide Yen Enabled Revolving Loans denominated in Yen.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20                                      Designation of US Borrowers, Swiss Borrowers and Japanese Borrowers.  (a)  The Company may at any time and from time to time designate any US Subsidiary (in addition to the US Subsidiaries which are US Borrowers as of the Effective Date) as a US Borrower, any Swiss Subsidiary as a Swiss Borrower, or any Japanese Subsidiary as a Japanese Borrower, by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery of such Borrowing Subsidiary Agreement and such other documents and certificates required by Section 4.03(b), such Subsidiary shall for all purposes of this Agreement be a US Borrower, a Swiss Borrower or a Japanese Borrower, as the case may be, and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a US Borrower, a Swiss Borrower or a Japanese Borrower, as the case may be, and cease to be a party to this Agreement.  Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any US Borrower, Swiss Borrower or Japanese Borrower at a time when any principal of or interest on any Loan to such US Borrower, Swiss Borrower or Japanese Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such US Borrower, Swiss Borrower or Japanese Borrower, as the case may be, to request or receive further Borrowings under this Agreement.  As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

(b)                                 The Obligations of all Borrowers that are US Subsidiaries shall be several in nature.  The Obligations of all Borrowers that are Foreign Subsidiaries shall be several in nature.

(c)                                  Each Borrower hereby irrevocably appoints the Borrowing Agent as its agent for the purposes of giving and receipt of Borrowing Requests, Interest Election Requests, Swing Line Loan Notices, Prepayment Notices and applications for (or requests for amendments, renewals or extensions of) Letters of Credit, and documentation related thereto.  Each Borrower hereby irrevocably appoints the Company as its agent for the purposes of giving and receipt of any other notices hereunder and the execution and delivery of all other documents, instruments and certificates contemplated herein and all modifications hereto.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by any Borrower acting singly, shall be valid and effective if given or taken only by the Borrowing Agent or the Company, as the case may be, whether or not any such other Borrower joins therein.  Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Borrowing Agent or the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Company and each Borrower.

SECTION 2.21                                      Cash Collateral.

(a)                                 Certain Credit Support Events.

(i)                                     Upon the request of the Administrative Agent or the Issuing Bank (A) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing was not reimbursed on the day when made or the Lenders have not made the payments required by Section 2.05(d), (B) if, as of five Business Days prior to the Maturity Date, any LC Exposure for any reason remains outstanding, or (C) upon the occurrence of any Event of Default with respect to the Company described in clause (f) or (g) of Article VII, the Company shall, in each case, immediately Cash Collateralize the then outstanding amount of all LC Exposures.

(ii)                                  At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Issuing Bank or the Swing Line Lender, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.22(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)                                 Grant of Security Interest.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America (the “Posted Account”).  The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in the Posted Accounts of such Person and all balances and cash on deposit therein, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.21(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Company or the relevant Defaulting Lender, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)                                  Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.21 or Sections 2.04, 2.05, 2.07,

2.22 or in connection with the exercise of remedies pursuant to Article VII in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific LC Exposures, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)                                 Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.04) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.22 may be otherwise applied in accordance herewith), and (y) the Person providing Cash Collateral and the Issuing Bank or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

SECTION 2.22                                      Defaulting Lenders.

(a)                                 Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                     Waivers and Amendments.  That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.02.

(ii)                                  Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, in the case of a Defaulting Lender which is a Multicurrency Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Bank or Swing Line Lender hereunder; third, in the case of a Defaulting Lender which is a Multicurrency Lender, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender as set forth in Section 2.21; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released pro-rata in order to (x) satisfy obligations of that Defaulting Lender to fund Loans under this Agreement, and (y) Cash Collateralize the Issuing bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.21; sixth, to the payment of any amounts owing to the Lenders, the Issuing Bank or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Bank or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of or LC Disbursements owed to that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees.  That Defaulting Lender (x) shall be entitled to receive a facility fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the US Dollar Equivalent of the principal amount of the outstanding Revolving Committed Loans funded by it and (2) in the case of a Defaulting Lender which is a Multicurrency Lender, its Multicurrency Commitment Percentage of the stated amount of Letters of Credit and Swing Line Loans for which it has provided Cash Collateral pursuant to Section 2.04, Section 2.05, Section 2.21, or Section 2.22(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the Issuing Bank and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive participation fees in respect of Letters of Credit as provided in Section 2.12(b).

(iv)                              Reallocation of Revolving Percentages to Reduce Fronting Exposure.  During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender which is a Multicurrency Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Multicurrency

Commitment Percentage” of each such Non-Defaulting Lender which is a Multicurrency Lender shall be computed without giving effect to the Multicurrency Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender on any date thereafter, no Default or Event of Default exists; and (ii) the aggregate obligation of each such Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Multicurrency Commitment of that Non-Defaulting Lender minus (2) the US Dollar Equivalent of the principal amount of the outstanding Multicurrency Revolving Committed Loans of that Lender.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure, and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.21.

(b)                                 Defaulting Lender Cure.  If the Company, the Administrative Agent (and, in the case of a Defaulting Lender which is a Multicurrency Lender), Swing Line Lender and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Committed Loans and (and in the case of a Defaulting Lender which is a Multicurrency Lender) funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Multicurrency Commitment Percentages or Yen Enabled Commitments, as the case may be (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23                                      Bid Loans.

(a)                                 General.  Subject to the terms and conditions set forth herein, each Lender agrees that the Borrowing Agent may from time to time request the Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to the US Borrowers prior to the Maturity Date pursuant to this Section 2.23; provided, however, that (i) Bid Loans shall be denominated in US Dollars only, and (ii) after giving effect to any Bid Borrowing, (A) the aggregate amount of the Revolving Credit Exposures of all the Lenders plus Bid Loan Exposures of all the Bid Loan Lenders shall not exceed the aggregate amount of the Multicurrency Commitments of all the Lenders, and (B) the aggregate outstanding amount of all Bid Loans shall not exceed the Bid Loan Sublimit.  There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.

(b)                                 Requesting Competitive Bids.  The Borrowing Agent may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon Local Time (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Loans.  Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Borrowing Agent.  No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods.  Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrowing Agent may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

(c)                                  Submitting Competitive Bids.

(i)                                     The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrowing Agent and the contents of such Bid Request.

(ii)                                  Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request.  Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. Local Time (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. Local Time on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request.  Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurocurrency Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(iii)                               Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request.  Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids.  Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error.  The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv)                              Subject only to the provisions of Sections 2.15, 2.14 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

(d)                                 Notice to Borrower of Competitive Bids.  Not later than 11:00 a.m. Local Time (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Loans, the Administrative Agent shall notify the Borrowing Agent of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.23(c) and of the terms of the offers contained in each such Competitive Bid.

(e)                                  Acceptance of Competitive Bids.  Not later than 11:30 a.m. Local Time (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Loans, the Borrowing Agent shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.23(d).  The Borrowing Agent shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids.  In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted.  The Borrower may accept any Competitive Bid in whole or in part; provided that:

(i)                                     the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(ii)                                  the principal amount of each Bid Loan is at least equal to the Borrowing Minimum and an integral multiple of the Borrowing Multiple;

(iii)                               the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

(iv)                              the Borrowing Agent may not accept any offer that is described in Section 2.23(c)(iii) or that otherwise fails to comply with the requirements hereof.

(f)                                   Procedure for Identical Bids.  If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.23(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrowing Agent, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

(g)                                  Notice to Lenders of Acceptance or Rejection of Bids.  The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing.  Any Competitive Bid or portion thereof that is not accepted by the applicable Borrower by the applicable time specified in Section 2.23(e) shall be deemed rejected.

(h)                                 Notice of LIBO Rate.  If any Bid Borrowing is to consist of Eurocurrency Loans, the Administrative Agent shall determine the LIBO Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrowing Agent and the Lenders that will be participating in such Bid Borrowing of such LIBO Rate.

(i)                                     Funding of Bid Loans.  Each Lender that has received notice pursuant to Section 2.23(g) that all or a portion of its Competitive Bid has been accepted by the Borrowing Agent shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. Local Time on the date of the requested Bid Borrowing.  Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrowing Agent in like funds as received by the Administrative Agent.

(j)                                    Notice of Range of Bids.  After each Competitive Bid auction pursuant to this Section 2.23, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

SECTION 2.24                                      Extension of Maturity Date.

(a)                                 Requests for Extension.  The Borrowing Agent may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not earlier than 90 days and not later than 45 days prior to any anniversary of the Effective Date (each such anniversary being a “Modification Date”), request (such request, an “Extension Request”) that each Lender extend such Lender’s Maturity Date for an additional year from the Maturity Date then in effect hereunder (the “Existing Maturity Date”); provided, however, the Borrowing Agent may not make more than two Extension Requests.

(b)                                 Lender Elections to Extend.  Each Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given within 30 days of such Lender’s receipt of the Extension Request from the Administrative Agent (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date (the “Response Deadline”) shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)                                  Notification by Administrative Agent.  The Administrative Agent shall notify the Borrowing Agent of each Lender’s determination under this Section no later than the fifth Business Day after the Response Deadline.

(d)                                 Additional Commitment Lenders.  The Company shall have the right on or before each Modification Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more assignees (permitted pursuant to Section 11.04 and subject to the consents described therein) (each, an “Additional Commitment Lender”) as provided in Section 2.19 (with respect to Non-Consenting Lenders); provided that each of such Additional Commitment Lenders shall enter into an Assignment and Acceptance pursuant to which such Additional Commitment Lender shall, effective as of such Modification Date, undertake a Commitment (and, if any such Additional Commitment Lender is already a Lender, its Commitment shall be in addition to such Lender’s Commitment hereunder on such date).

(e)                                  Minimum Extension Requirement.  If (and only if) the total of the Commitments of the Lenders that have agreed so to extend their Maturity Date (each, an “Extending Lender”) plus the additional Commitments of the Additional Commitment Lenders equals more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Modification Date, then, effective as of such Modification Date, the Maturity Date of each Extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement. In the event of any such extension, the Commitment of each Non-Extending Lender that has not been replaced as provided in Section 2.24(d) shall terminate on the Existing Maturity Date in effect prior to any such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-Extending Lender shall become due and payable on such Existing Maturity Date and the total Commitments of the Lenders hereunder shall be reduced by the Commitments of the Non-Extending Lenders so terminated on such Existing Maturity Date.

(f)                                   Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Maturity Date pursuant to this Section shall not be effective with respect to any Lender unless:

(i)                                     Each Borrower shall deliver to the Administrative Agent a certificate dated as of the applicable Modification Date signed by a Responsible Officer of each Borrower certifying:

(A)                               no Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(B)                               the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such extension and after giving effect thereto (except that if a qualifier relating to materiality or material adverse change or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects), other than representations which are given as of a particular date, in which case the representation shall be true and correct in all material respects (or with respect to representations and warranties modified by materiality statements, in all respects) as of that date; and

(C)                               attaching the resolutions adopted by each Borrower approving or consenting to such extension.

In addition, on the Maturity Date of each Non-Extending Lender, the Borrowers shall prepay any Loans outstanding on such date (and pay any additional amounts required pursuant to Section 2.16) to the extent necessary to keep outstanding Loans ratable with any revised Multicurrency Commitment Percentage or Yen Enabled Commitment Percentage of the respective Lenders effective as of such date.

(g)                                  Conflicting Provisions.  This Section shall supersede any provisions in Section 2.18 or 11.02 to the contrary.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company and each other Borrower represents and warrants as follows:

SECTION 3.01                                      Corporate Existence and Standing.  The Company and each Material Subsidiary is duly organized, validly existing and in good standing (to the extent such concept applies) under the laws of its jurisdiction of incorporation and has all requisite corporate or other organizational authority to conduct its business in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

SECTION 3.02                                      Authorization; No Violation.  The Transactions are within each Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action, and do not contravene (i) any Loan Party’s charter, bylaws or other constitutive documents or (ii) any material law or any material contractual restriction binding on or affecting any Loan Party.

SECTION 3.03                                      Governmental Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by the Loan Parties of this Agreement or the other Loan Documents, except for any actions, notices or filings that have been completed or are immaterial.

SECTION 3.04                                      Validity.  This Agreement is, and the other Loan Documents when delivered will be, the legal, valid and binding obligations of the Loan Parties party thereto, enforceable against such Loan Parties in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.05                                      Litigation.  There is no pending or, to the best of the knowledge of the Borrowers, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, (x) which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Company and the Subsidiaries, taken as a whole, or (y) which purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document.

SECTION 3.06                                      Financial Statements; No Material Adverse Change.  (a)  The consolidated balance sheets of the Company and its consolidated Subsidiaries at December 31, 2013, and March 31, 2014, and the related consolidated statements of income and stockholder’s equity for the fiscal year and the fiscal quarter, respectively, then ended, copies of which have been furnished to each Lender, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at December 31, 2013, and March 31, 2014, and the results of the operations and changes in financial position of the Company and its consolidated Subsidiaries for the fiscal year and the fiscal quarter, respectively, then ended, in conformity with GAAP consistently applied, subject, in the case of such quarterly financial statements, to normal year-end audit adjustments and to the absence of notes.

(b)                                 As of the date hereof there has been, since December 31, 2013, no material adverse change in the business, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

SECTION 3.07                                      Investment Company Act.  The Company is not (i) an “investment company,” (ii) a company “controlled” by an “investment company” which is registered under the Investment Company Act of 1940, as amended, or (iii) to the best knowledge of the Company, a company “controlled” by any other “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.08                                      Regulation U.  Neither the Company nor any of the Subsidiaries is engaged in the business of purchasing or carrying margin stock.  The value of the margin stock owned directly or indirectly by the Company or any Subsidiary which is subject to any arrangement hereunder is less than an amount equal to 25% of the value of all assets of the Company and/or such Subsidiary subject to such arrangement (as described in the definition of “Indirectly Secured” in Section 221.2 of Regulation U issued by the Board of Governors of the Federal Reserve System).

SECTION 3.09                                      Environmental Matters.  The operations of the Company and each Material Subsidiary comply in all material respects with all Environmental Laws, the noncompliance with which would materially adversely affect the business of the Company or materially adversely affect the ability of the Company to obtain credit on commercially reasonable terms.

SECTION 3.10                                      Disclosure.  None of the Confidential Information Memorandum (including the reports of the Company to the Securities and Exchange Commission included therein) or any other written information prepared and furnished by or on behalf of the Loan Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) taken as a whole, contains as of the date thereof (or, in the case of any such information that is not dated, the earliest date on which such information is furnished to the Administrative Agent or any Lender) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Administrative Agent, the Issuing Bank and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results.

SECTION 3.11                                      [RESERVED].

SECTION 3.12                                      Solvency.  As of the Initial Borrowing Date, after giving effect to the Borrowings hereunder on such date, (a) the fair value of the assets of the Company and the Subsidiaries, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company and the Subsidiaries will be greater than the amount that will be required to pay the probable liability in respect of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Company and the Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company and the Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted.

SECTION 3.13                                      Limitation of Debt from Lenders that are not Qualifying Banks.  Each Swiss Borrower has Debt owing to no more than twenty (20) lenders that are not Qualifying Banks, including for the purpose of this Section 3.13 any such Debt owing to Affiliates of such Swiss Borrower.

SECTION 3.14                                      ERISA Compliance.

(a)                                 Each Non-Pension Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws except to the extent each such plan could not be reasonably expected to have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.  There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Non-Pension Plan that could reasonably be expected to have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Non-Pension Plan that has resulted or could reasonably be expected to result in a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

(b)                                 As of the date hereof, neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has within the immediately preceding five years, sponsored, maintained or contributed to any Pension Plan.

SECTION 3.15                                      Representations as to Foreign Obligors.  Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 Such Foreign Obligor is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts.  Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b)                                 The Applicable Foreign Obligor Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents.  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)                                  There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d)                                 The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

SECTION 3.16                                      Anti-Social Groups, Relationships or Conduct.  No Japanese Borrower is classified as an Anti-Social Group, has any Anti-Social Relationship, nor has engaged in Anti-Social Conduct, whether directly or indirectly through a third party.

SECTION 3.17                                      OFAC.  No Borrower, nor any of their subsidiaries, nor, to the knowledge of any Borrower and its subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Borrower or any subsidiary located, organized or resident in a Designated Jurisdiction.

SECTION 3.18                                      Taxpayer Identification Number; Other Identifying Information.

The true and correct U.S. taxpayer identification number of the Company and each US Borrower party hereto on the Effective Date is set forth on Schedule 3.18.  The true and correct unique identification number of each Swiss Borrower and Japanese Borrower party hereto on the Effective Date that has been issued by its jurisdiction of organization and the name of such jurisdiction are set forth on Schedule 3.18.

ARTICLE IV

CONDITIONS

SECTION 4.01                                      Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions has been satisfied (or waived in accordance with Section 11.02):

(a)                                 The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and any other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and any other Loan Document.

(b)                                 The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) O’Melveny & Myers LLP, special counsel for the Company, substantially in the form of Exhibit

E-1, and (ii) an in-house counsel of the Company, substantially in the form of Exhibit E-2.  Each Loan Party hereby requests such counsel to deliver such opinions.

(c)                                  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing (to the extent such concept applies) of the Loan Parties and the authorization of the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)                                 The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Company, confirming that all the conditions set forth in Section 4.01(f) and in paragraphs (a) and (b) of Section 4.02 have been satisfied.

(e)                                  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent an invoice with respect thereto shall have been received by the Company not fewer than five Business Days (or such lesser number of days as the Company shall agree) prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document.

(f)                                   The Company (i) shall have repaid (or concurrently with the Effective Date will be repaying) in full the principal of, and interest accrued on, all Loans and LC Disbursements (each as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Effective Date, together with all other amounts accrued and unpaid thereunder and (ii) shall have paid (or concurrently with the Effective Date will be paying) all accrued and unpaid fees and expenses subject to payment or reimbursement under the Existing Credit Agreement and all commitments under the Existing Credit Agreement shall have terminated (or concurrently with the Effective Date are being terminated).

(g)                                  The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Without limiting the generality of the provisions of the third paragraph of Article VIII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.02                                      Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of each Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                 The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except that if a qualifier relating to materiality or material adverse change or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects), other than representations which are given as of a particular date, in which case the representation shall be true and correct in all material respects (or with respect to representations and warranties modified by materiality statements, in all respects) as of that date.

(b)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and the application of the proceeds thereof, no Default shall have occurred and be continuing.

(c)                                  In the case of a Borrowing to be denominated in a Designated Foreign Currency or Yen, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or Lenders holding a majority in interest of the outstanding Loans or unused Commitments of each affected Class, would make it impracticable for such Borrowing to be denominated in the relevant Designated Foreign Currency or Yen, as applicable.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each other Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03                                      Initial Borrowing in Respect of each Borrower that is not a Borrower on the Effective Date.  The obligation of each Lender to make Loans to each Borrower that is not a Borrower on the Effective Date is subject to the satisfaction of the following conditions on the date of the initial Borrowing in respect of such Borrower:

(a)                                 The Administrative Agent (or its counsel) shall have received such Borrower’s Borrowing Subsidiary Agreement duly executed by all parties thereto.

(b)                                 (i) The Administrative Agent shall have received such documents and certificates (including such legal opinions) as the Administrative Agent or its counsel may reasonably request relating to the formation, existence and good standing of such Borrower, the authorization of the Transactions insofar as they relate to such Borrower and any other legal matters relating to such Borrower, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and (ii) the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in form and substance satisfactory to the Lenders.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that it will:

SECTION 5.01                                      Payment of Taxes, Etc.  Pay and discharge, and cause each Material Subsidiary to pay and discharge (i) all Federal and other material taxes, assessments and governmental charges or levies imposed upon it or upon its income, profit or property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its property; provided, however, that neither the Company nor any Material Subsidiary shall be required to pay or discharge any such tax, assessment, charge or claim which is being contested in good faith and by proper proceedings and with respect to which the Company shall have established appropriate reserves in accordance with GAAP.

SECTION 5.02                                      Maintenance of Insurance.  Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by (or, as applicable, self-insure in a manner and to an extent not inconsistent with conventions observed by) companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Material Subsidiary operates.

SECTION 5.03                                      Preservation of Existence, Etc.  Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its corporate, limited liability company or other organizational existence, rights (charter and statutory), and franchises, except as otherwise permitted by Section 6.04.

SECTION 5.04                                      Compliance with Laws, Etc.  Comply, and cause each Material Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws), noncompliance with which would materially adversely affect the business of the Company and the Subsidiaries or the ability of the Company to obtain credit on commercially reasonable terms.

SECTION 5.05                                      Keeping of Books.  Keep, and cause each Material Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Material Subsidiary in accordance with GAAP consistently applied.

SECTION 5.06                                      Inspection.  Permit, and cause each Material Subsidiary to permit, the Administrative Agent, and its representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and its Material Subsidiaries, to examine and make copies of the books of account and other financial records of the Company and its Material Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Material Subsidiaries with, and to be advised as to the same by, their respective officers or directors, at such reasonable times during normal business hours and intervals as the Administrative Agent may reasonably designate.

SECTION 5.07                                      Reporting Requirements.  Furnish to the Administrative Agent in sufficient copies for distribution to each Lender:

(a)                                 As soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such quarter and a consolidated statement of income and changes in financial position (or consolidated statement of cash flow, as the case may be) of the Company and the consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company;

(b)                                 As soon as available and in any event within 100 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and the consolidated Subsidiaries as of the end of such year and a consolidated statement of income and stockholder’s equity and changes in financial position of the Company and the consolidated Subsidiaries for such fiscal year and accompanied by a report of PricewaterhouseCoopers LLC, independent registered public accounting firm of the Company, or other independent public accountants of nationally recognized standing, on the results of their examination of the consolidated annual financial statements of the Company and the consolidated Subsidiaries, which report shall be unqualified or shall be otherwise reasonably acceptable to the Required Lenders; provided that such report may set forth qualifications to the extent such qualifications pertain solely to changes in GAAP from earlier accounting periods, the implementation of which changes (with the concurrence of such accountants) is reflected in the financial statements accompanying such report;

(c)                                  Promptly after the sending or filing thereof, copies of all reports which the Company files with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (other than pursuant to Rule 14a-12, as amended), including, without limitation, all such reports that disclose material litigation pending against the Company or any Material Subsidiary or any material noncompliance with any Environmental Law on the part of the Company or any Material Subsidiary;

(d)                                 Together with the financial statements required pursuant to clauses (a) and (b) above, a certificate signed by a Responsible Officer of the Company (A) stating that no Default exists or, if any does exist, stating the nature and status thereof and describing the action the Company proposes to take with respect thereto and (B) demonstrating, in reasonable detail, the calculations used by such officer to determine compliance with the financial covenants contained in Sections 6.07 and 6.08;

(e)                                  As soon as possible, and in any event within five Business Days after the Company shall become aware of the occurrence of each Default, which Default is continuing on the date of such statement, a statement of a Responsible Officer of the Company setting forth details of such Default or event and the action which the Company proposes to take with respect thereto; and

(f)                                   From time to time, such other information as to the business and financial condition of the Company and the Subsidiaries and their compliance with the Loan Documents as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably request.

Documents required to be delivered pursuant to Section 5.07(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.01; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.  Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.”

(g) As soon as possible, and in any event within ten Business Days of the occurrence of any ERISA Event.

SECTION 5.08                                      Use of Proceeds and Letters of Credit.  Use the proceeds of Borrowings hereunder and the Letters of Credit for the purposes referred to in the recitals to this Agreement, and not for any purpose that would entail a violation of any applicable law or regulation (including, without limitation, Regulations U and X of the Board).  With respect to any Borrowing the proceeds of which shall be used to purchase or carry margin stock, the applicable Borrower shall include in the Borrowing Request for such Borrowing such information as shall enable the Lenders and the Borrowers to determine that they are in compliance with such Regulations U and X.

SECTION 5.09                                      [RESERVED].

SECTION 5.10                                      Limitation of Debt From Lenders That Are Not Qualifying Banks.  Each Swiss Borrower shall have Debt owing to no more than twenty (20) lenders that are not Qualifying Banks, including for the purposes of this Section 5.10 any such Debt owing to Affiliates of such Swiss Borrower.

SECTION 5.11                                      Anti-Social Group.  The Japanese Borrowers shall promptly provide to the Administrative Agent such documents or information pertaining to the Japanese Borrowers and within the possession of the Japanese Borrowers (including, without limitation, registered or principal office, residential address, formal name, birth date) as the Administrative Agent shall reasonably request for the purposes of screening to identify Anti-Social Conduct, Anti-Social Groups and other matters by the Administrative Agent.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that it will not:

SECTION 6.01                                      Subsidiary Debt.  Permit any Material Subsidiary to create, incur, assume or permit to exist any Debt, except:

(a)                                 Debt created under the Loan Documents;

(b)                                 Debt existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof;

(c)                                  Debt to the Company or any other Subsidiary;

(d)                                 Debt in respect of performance and surety, stay, customs, appeal and performance bonds and performance and completion guarantees, obligations in respect of letters of credit or bank guarantees, warehouse receipts or other similar instruments, in each case in the ordinary course of business, including to conduct business, in respect of workers compensation claims, health, disability or other employee benefits or property, casualty, liability or unemployment insurance or self-insurance, other social security laws or regulations or to comply with laws;

(e)           Debt on property described in Section 6.02(p); provided that such Debt shall not either (i) have been created in anticipation of the related merger, consolidation, sale, lease or other disposition or in contemplation of such acquisition or (ii) at any time exceed an aggregate outstanding principal amount equal to $250,000,000;

(f)            Debt of any Receivables Subsidiary; provided that such Debt shall not at any time exceed an aggregate outstanding principal amount equal to $200,000,000;

(g)           Debt on property described in Section 6.02(t); provided that such Debt shall not at any time exceed an aggregate outstanding principal amount equal to $50,000,000; and

(h)           Debt in respect of capital leases, Synthetic Lease Obligations and purchase money obligations or similar obligations for the acquisition, construction or improvement of fixed or capital assets within the limitations set forth in Section 6.02(v); provided, however, that the aggregate principal amount of all such Debt at any one time outstanding shall not exceed $75,000,000;

(i)            (i) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (ii) Debt in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and (iii) Debt in respect of credit cards and credit accounts of the Company or any Subsidiary in the ordinary course of business;

(j)            guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Company or any Subsidiary; and

(k)           other Debt; provided that the Designated Amount does not at any time exceed the greater of (i) 15% of Consolidated Net Tangible Assets and (ii) $250,000,000.

SECTION 6.02             Liens, Etc.  Suffer to exist, create, assume or incur, or permit any Material Subsidiary to suffer to exist, create, assume or incur, any Security Interest, or assign, or permit any Material Subsidiary to assign, any right to receive income, in each case to secure Debt or any other obligation or liability, other than:

(a)           any Security Interest to secure Debt or any other obligation or liability of any Material Subsidiary to the Company;

(b)           mechanics’, materialmen’s, carriers’, warehousemen’s, workmen’s repairmen’s or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are overdue for a period of more than 30 days or which are being contested in good faith and for which reasonable reserves have been established;

(c)           any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(d)           Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith and for which reasonable reserves have been established;

(e)           Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, no Event of Default has occurred and is continuing pursuant to clause (h) of Article VII hereof;

(f)            Security Interests in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(g)           (i) Security Interests incurred or pledges or deposits made in the ordinary course of business, under to secure obligations under workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) deposits securing liability for premiums to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

(h)           to the extent constituting a security interest, Security Interests arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(i)            the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(j)            Security Interests that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Debt (other than as described in clause (a) of the definition thereof), (ii) relating to pooled deposit, sweep accounts, reserve accounts or similar accounts of the Company or a Material Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or a Material Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers, suppliers or services providers of the Company or a Material Subsidiary in the ordinary course of business or (iv) relating to the credit cards and credit accounts of the Company or a Material Subsidiary in the ordinary course of business

(k)           landlords’ liens on fixtures located on premises leased by the Company or a Material Subsidiary in the ordinary course of business;

(l)            Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States of America, any state thereof, or any department, agency or instrumentality of the United States of America or any state thereof for obligations not yet delinquent;

(m)          any Security Interest arising by reason of deposits to qualify the Company or a Material Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws;

(n)           any purchase money Security Interest claimed by sellers of goods on ordinary trade terms provided that no financing statement has been filed to perfect such Security Interest;

(o)           any Security Interest existing as of the date hereof and set forth on Schedule 6.02, and the extension thereof to additions, extensions, or improvements to the property subject to the Security Interest which does not arise as a result of borrowing money or the securing of Debt or other obligation or liability created, assumed or incurred after such date;

(p)           Security Interests on (i) property of a corporation or firm existing at the time such corporation is merged or consolidated with the Company or any Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or a firm as an entirety (or the properties of a corporation or firm comprising a product line or line of business, as an entirety) or substantially as an entirety to the Company or a Subsidiary; or (ii) property comprising machinery, equipment or real property acquired by the Company or any of its Material Subsidiaries, which Security Interests shall have existed at the time of such acquisition and secure obligations assumed by the Company or such Material Subsidiary in connection with such acquisition; provided that the Debt or other obligations or liabilities secured by Security Interests of the type described in this paragraph (p) shall not either (i) have been created in anticipation of such merger, consolidation, sale, lease or other disposition or in contemplation of such acquisition or (ii) at any time exceed an aggregate amount equal to $250,000,000;

(q)           Security Interests arising in connection with the sale, assignment or other transfer by the Company or any Material Subsidiary of accounts receivable, lease receivables or other payment obligations (any of the foregoing being a “Receivable”) owing to the Company or such Material Subsidiary or any interest in any of the foregoing (together in each case with any collections and other proceeds thereof and any collateral, guarantees or other property or claims in favor of the Company or such Material Subsidiary supporting or securing payment by the obligor thereon of any such Receivables), in each case whether such sale, assignment or other transfer constitutes a “true sale” or a secured financing for accounting, tax or any other purpose; provided that either (i) such sale, assignment or other transfer shall have been made as part of a sale of the business out of which the applicable Receivables arose, (ii) such sale, assignment or other transfer is made in the ordinary course of business and is for the purpose of collection only, (iii) such sale, assignment or other transfer is made in connection with an agreement on the part of the assignee thereof to render performance under the contract that has given rise to such Receivable, or (iv) in the case of any other sale, assignment or transfer, such sale, assignment or transfer is to a Receivables Subsidiary in compliance with Section 6.01(f);

(r)            Security Interests securing non-recourse obligations in connection with leveraged or single-investor lease transactions;

(s)            Security Interests securing the performance of any contract or undertaking made in the ordinary course of business (as such business is currently conducted) other than for the payment of Debt;

(t)            any Security Interest granted by any Material Subsidiary securing Debt permitted under Section 6.01(g); provided, that (i) the principal business and assets of such Material Subsidiary are located in Puerto Rico or are located outside of the United States, its other territories and possessions, (ii) the property of such Material Subsidiary which is subject to such Security Interest is a parcel of real property, a manufacturing plant, manufacturing equipment, a warehouse, or an office building hereafter acquired, constructed, developed or improved by such Material Subsidiary, and (iii) such Security Interest is created prior to or contemporaneously with, or within 120 days after (x) in the case of acquisition of such property, the completion of such acquisition and (y) in the case of the construction, development or improvement of such property, the later to occur of the completion of such construction, development or improvement or the commencement of operations, use or commercial production (exclusive of test and start-up periods) of such property, and such Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be;

(u)           any Security Interest in deposits or cash equivalent investments pledged with a financial institution for the sole purpose of implementing a hedging or financing arrangement commonly known as a “back-to-back” loan arrangement, provided in each case that neither the assets subject to such Security Interest nor the Debt incurred in connection therewith are reflected on the consolidated balance sheet of the Company;

(v)           any Security Interest securing Debt permitted under Section 6.01(h); provided that such Security Interests do not at any time encumber any property other than the property financed by such Debt and proceeds thereof; or

(w)          any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Debt or any other obligation or liability secured by any Security Interest referred to in the foregoing paragraphs (a) through (v), provided that the principal amount of Debt or any other obligation or liability secured by such Security Interest shall not exceed the principal amount outstanding immediately prior to such extension, renewal or refunding, and that the Security Interest securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or refunding secured such Debt or other obligation or liability and additions to such property; and provided further that the principal amount of Debt or any other obligation or liability secured by such Security Interest shall continue to be taken into account for purposes of computing the amount of Debt or any other obligation or liability that may be secured under any applicable basket provided for in the foregoing paragraphs (a) through (v).

Notwithstanding the foregoing provisions of this Section, the Company and the Material Subsidiaries may, at any time, suffer to exist, issue, incur, assume and guarantee Secured Debt (in addition to Secured Debt permitted to be secured under the foregoing paragraphs (a) through (w)); provided that the Designated Amount does not at any time exceed the greater of (i) 15% of Consolidated Net Tangible Assets and (ii) $250,000,000.

SECTION 6.03             [RESERVED].

SECTION 6.04             Merger, Etc.  (a)  Permit the Company to merge or consolidate with or into, or Transfer Assets to, any Person, except that the Company may (i) merge or consolidate with any US Corporation, including any Subsidiary that is a US Corporation, and (ii) Transfer Assets to any Subsidiary which is a US Corporation; provided, in each case described in clause

(i) and (ii) above, that (A) immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (B) in the case of any merger or consolidation to which the Company shall be a party, the survivor of such merger or consolidation shall be the Company.

(b)           Permit any Material Subsidiary to merge or consolidate with or into, or Transfer Assets to, any Person unless (i) immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (ii) in the case of any merger or consolidation to which a Borrower shall be a party, the survivor of such merger or consolidation shall be a Borrower.

(c)           Notwithstanding the foregoing provisions of this Section 6.04 (other than the restrictions of paragraph (a) above on the ability of the Company to Transfer Assets), the Company may sell, transfer or otherwise dispose of all or substantially all of the capital stock or other equity interests, or the assets of, any Material Subsidiary (other than any Borrower, Edwards Lifesciences LLC, or Edwards Lifesciences World Trade Corporation), and any such Material Subsidiary may merge or consolidate with or into, or Transfer Assets to, any Person; provided, that, in each case (i) both before and immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (ii) such transaction shall be at fair value on an arm’s-length basis.

SECTION 6.05             Change in Business.  Permit the Company or any Material Subsidiary to engage to any material extent in any business other than the medical devices, supplies and services businesses (but excluding the management of institutional health care providers such as hospitals, nursing homes, and long-term care facilities) or businesses that are reasonably related thereto.

SECTION 6.06             Certain Restrictive Agreements.  Permit the Company or any Material Subsidiary to enter into any contract or other agreement that would limit the ability of any Material Subsidiary to pay dividends or make loans or advances to, or to repay loans or advances from, the Company or any other Subsidiary (other than any Unrestricted Subsidiary (as defined below)); provided that nothing in this section shall prohibit (a) covenants or agreements entered into in connection with the incurrence of secured Debt permitted hereunder that restrict the transfer of collateral securing such Debt, (b) agreements entered into in connection with sales of Receivables that govern the application of proceeds of sold Receivables, (c) any note purchase agreement, indenture or similar agreement providing for the issuance of senior, unsecured notes by the Company solely to the extent that (x) such note purchase agreement, indenture or similar agreement does not contain restrictions similar to those contained in this Section 6.06 that are more restrictive in any material respect than the restrictions set forth in this Section 6.06; provided that, in any event such note purchase agreement, indenture or similar agreement shall permit the payment of the Obligations and the right to obtain guaranties as provided for herein and (y) at the time of entering into any such note purchase agreement, indenture or similar agreement, no Event of Default has occurred and is continuing or would result therefrom, (d) any agreement refinancing any Debt under any agreement described in the foregoing clause (c) (but without any expansion of the scope of the applicable covenants and events of default (however defined)), (e) restrictions or conditions imposed by any agreement relating to liens permitted by this Agreement but solely to the extent that such restrictions or conditions apply only to the property or assets subject to such permitted lien, (f) customary restrictions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, or (g) any agreement or arrangement already binding on a Subsidiary when it is acquired so long as such agreement or arrangement was not created in anticipation of such acquisition.

For purposes of this Section 6.06, “Unrestricted Subsidiary” shall mean any Subsidiary of the Company which is designated as and meets the requirements of an “Unrestricted Subsidiary” (or similar term) under a note purchase agreement, indenture or similar agreement which provides for the issuance of senior, unsecured notes by the Company; provided that, in no event shall any Loan Party (or any Subsidiary which is a guarantor of the obligations under any such note purchase agreement, indenture or similar agreement) be considered an “Unrestricted Subsidiary.”

SECTION 6.07             Leverage Ratio.  Permit the Leverage Ratio as of the last day of any fiscal quarter to exceed (a) prior to the date a Qualified Acquisition is consummated, 3.50:1.00 or (b) on or after the date a Qualified Acquisition is consummated, the ratio set forth below opposite the applicable fiscal quarter:

Fiscal Quarter Ended	Maximum Leverage Ratio
On or after the date of the consummation of a Qualified Acquisition through the last day of the second full fiscal quarter of the Company after the consummation of such Qualified Acquisition	4.00 : 1.00
On the last day of the third full fiscal quarter after the consummation of such Qualified Acquisition	3.75 : 1.00
On the last day of the fourth full fiscal quarter after the consummation of such Qualified Acquisition and thereafter	3.50 : 1.00

SECTION 6.08             Interest Coverage Ratio.  Permit the Interest Coverage Ratio as of the end of any period of four consecutive fiscal quarters to be less than 4.00:1.00.

SECTION 6.09             [RESERVED].

SECTION 6.10             Sanctions.  Directly or, to such Borrower’s knowledge, indirectly, use the proceeds of any Borrowing or Letter of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity who is restricted by Sanctions, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative

Agent, Issuing Bank, Swing Line Lender, or otherwise) who is restricted by Sanctions, of Sanctions.

SECTION 6.11             Anti-Corruption Laws.  Directly or, to such Borrower’s knowledge, indirectly use the proceeds of any Borrowing or Letter or Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

SECTION 6.12             Anti-Social Group.  (a) Become a member of an Anti-Social Group, (b) have any Anti-Social Relationship or (c) engage in any Anti-Social Conduct, whether directly or indirectly through a third party.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           Any Borrower shall fail to (i) pay any interest or fee due hereunder and such default continues for five days, or (ii) pay any amount of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when due hereunder; or

(b)           Any representation or warranty made or deemed made by the Company or any other Loan Party (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c)           The Company or any Material Subsidiary shall fail to maintain its corporate, limited liability company or organizational existence as required by Section 5.03, or the Company or any Material Subsidiary shall fail to perform or observe any term, covenant or agreement contained in Article VI (other than Section 6.02 insofar as such failure results from a nonconsensual Security Interest) of this Agreement on its part to be performed or observed; or

(d)           The Company or any Material Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document on its part to be performed or observed (other than those failures or breaches referred to in paragraphs (a), (b) and (c) above) and any such failure shall remain unremedied for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender; or

(e)           Either (i) the Company or any Material Subsidiary shall fail to pay any amount of principal of, interest on or premium with respect to, any Debt (other than the Loans) of the Company or such Subsidiary outstanding under one or more instruments or agreements when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such Debt shall be in an aggregate principal amount not less than $75,000,000 and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist with respect to any Debt (other than the Loans) of the Company or such Subsidiary outstanding under one or more instruments or agreements if the effect of such event or condition is (or will after the lapse of any grace period be) to cause, or to permit the holder or holders of such debt (or any trustee or agent on their behalf) to cause, such Debt to become due, or to require such Debt to be prepaid (other than by a scheduled prepayment), prior to the stated maturity thereof and such Debt shall be in an aggregate principal amount not less than $75,000,000 and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

(f)            The Company or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; or

(g)           The Company or any Material Subsidiary shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or such Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Company or any such Material Subsidiary shall take corporate action to authorize any of the actions set forth above in this paragraph (f); provided that, in the case of any such proceeding filed or commenced against the Company or any Material Subsidiary, such event shall not constitute an “Event of Default” hereunder unless either (i) the same shall have remained undismissed or unstayed for a period of 60 days, (ii) an order for relief shall have been entered against the Company or such Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect or (iii) the Company or such Material Subsidiary shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or

(h)           Any judgment or order for the payment of money shall be rendered against the Company or any Material Subsidiary and (i) either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have ceased within five (5) Business Days or (B) there shall be any period of 30 consecutive days, in the case of a judgment or order rendered or entered by a court, during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect unless such judgment or order has been discharged or otherwise satisfied; provided, however, that any such judgment or order shall not be an Event of Default hereunder if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and an independent third-party insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order, and (ii) the amount of such judgment or order, when aggregated with the amount of all other such judgments and orders described in this subsection (h), shall exceed $75,000,000;

(i)            a Change in Control shall have occurred; or

(j)            (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan or the PBGC in an amount in excess of $75,000,000, individually or in the aggregate with any other occurrences described in clause (ii) and this clause (i); or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an amount in excess of $75,000,000, individually or in the aggregate with any other occurrences described in clause (i) and this clause (ii)

then, in any such event but subject to the next sentence, the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, by notice to the Company, (i) declare the obligation of each Lender to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate and/or (ii) declare the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers.  In the event of the occurrence of an Event of Default under clause (f) or (g) of this Article VII, (A) the obligation of each Lender to make Loans shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

In order to expedite the transactions contemplated by this Agreement, the Person named in the heading of this Agreement is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank.  Each of the Lenders, each assignee of any Lender and the Issuing Bank hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and no Borrower shall have rights as a third party beneficiary of any of such provisions.  The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Article VII or Section 11.02) or in the absence of its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment.  The Administrative Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by a Borrower (in which case the Administrative Agent shall give written notice to each other Lender), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in

Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice on the Resignation Effective Date.

If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  With effect from the Resignation Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts owed to the retiring or removed Administrative Agent pursuant to any of the Loan Documents, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(g)(ii) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent pursuant to any of the Loan Documents), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the retiring or removed Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposure with respect thereto, including the right to require the Lenders to fund risk participations in LC Disbursements pursuant to Section 2.05(d).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make ABR Multicurrency Revolving Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swing Line Lender, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring

Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Each Lender hereby acknowledges that no Co-Syndication Agent, Joint Lead Arranger, Joint Bookrunner or Co-Documentation Agent has any rights, duties or liability hereunder other than in its capacity as a Lender.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or payments in respect of Letters of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, payments in respect of Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent allowed in such judicial proceeding and to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 11.03.

ARTICLE IX

COLLECTION ALLOCATION MECHANISM

On the CAM Exchange Date, (a) the Commitments shall automatically and without further act be terminated as provided in Article VII, (b) the principal amount of each Loan denominated in a Designated Foreign Currency or Yen shall automatically and without further action required, be converted into US Dollars determined using the Exchange Rates calculated as of the CAM Exchange Date, equal to the US Dollar Equivalent of such amount and on and after such date all amounts accruing and owed to any Lender in respect of such Loans shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder and (c) the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Specified Obligations such that, in lieu of the interests of each Lender in the particular Specified Obligations that it shall own as of such date and prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Specified Obligation.  Each Lender, each person acquiring a participation from any Lender as contemplated by Section 11.04 and each Borrower hereby consents and agrees to the CAM Exchange.  Each Borrower and each Lender agrees from time to time to execute and deliver to the Administrative Agent all such promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of any Specified Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph).

In the event that, on or after the CAM Exchange Date, the aggregate amount of the Specified Obligations shall change as a result of the making by the Issuing Bank of an LC Disbursement that is not reimbursed by the applicable Borrower, then (a) each Multicurrency Lender shall, in accordance with Section 2.05(d), promptly purchase from the Issuing Bank the US Dollar Equivalent of a participation in such LC Disbursement in the amount of such Multicurrency Lender’s Multicurrency Commitment Percentage of such LC Disbursement (without giving effect to the CAM Exchange), (b) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such LC Disbursement and the purchase of participations therein by the Multicurrency Lenders, and the Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Specified Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in each of the Specified Obligations and (c) in the event distributions shall have been made in accordance with the preceding paragraph, the Lenders shall make such payments to one another in US Dollars as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each LC Disbursement been outstanding on the CAM Exchange Date.  Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.

ARTICLE X

GUARANTEE

In order to induce the Lenders to extend credit to the other Borrowers hereunder, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations (other than Excluded Swap

Obligations) of such other Borrowers and the Lender Swap Obligations of such other Borrower and its Subsidiaries (collectively, the “Guaranteed Obligations”).  The Company further agrees that the due and punctual payment of such Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Guaranteed Obligation.

The Company waives presentment to, demand of payment from and protest to any Borrower of any of the Guaranteed Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.  The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Loan Party under the provisions of this Agreement, any other Loan Document or otherwise; (b) any extension or renewal of any of the Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, or any other Loan Document or other agreement; (d) any default, failure or delay, wilful or otherwise, in the performance of any of the Guaranteed Obligations; or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of any Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise.

The Company further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Company by virtue hereof, upon the failure of any other Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent or any Lender, forthwith pay, or cause to be paid, to the Administrative Agent or applicable Lender in cash an amount equal to the unpaid principal amount of such Guaranteed Obligations then due, together with accrued and unpaid interest thereon.  The

Company further agrees that if payment in respect of any Guaranteed Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Guaranteed Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent or any Lender, not consistent with the protection of its rights or interests, then, at the election of the Administrative Agent, the Company shall make payment of such Guaranteed Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify the Administrative Agent and each Lender against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Guaranteed Obligations owed by such Borrower to the Administrative Agent and the Lenders.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Guaranteed Obligations.

Notwithstanding anything to the contrary herein, the provisions of this Article X shall apply only to the guarantee obligations of the Company under this Article X (and each reference in this Article X to “hereunder” shall mean under this Article X).

Each Loan Party that is a Qualified ECP Guarantor at the time the guaranty, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01          Notices.

(a)           Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to a Borrower, the Administrative Agent, the Issuing Bank or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.01); and

(ii)           if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

Each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(b)           Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or other communication is not posted during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)           THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d)           Each of the Borrowers, the Administrative Agent, the Issuing Bank and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.  Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e)           The Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices Borrowing Requests, Interest Election Requests, Bid Requests and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Company shall indemnify the Administrative Agent, the Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower.  All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.02          Waivers; Amendments.  (a)  No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article VII for the benefit of all the Lenders, the Issuing Bank and the Administrative Agent; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(b)           Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any

Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender adversely affected thereby, provided however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or fees in accordance with Section 2.13(d) at the Default Rate or (B) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or LC Disbursement or to reduce any fee payable hereunder, (iii) postpone the date of any scheduled payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (it being understood that the addition of new tranches of loans or commitments that may be extended under this Agreement shall not be deemed to alter such pro rata sharing of payments), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (except, in each case, to provide for new tranches of loans or commitments that may be extended under this Agreement), (vi) release the Company from, or limit or condition, its obligations under Article X, without the written consent of each Lender, (vii) change any provisions of Article IX without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swing Line Lender or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Swing Line Lender or the Issuing Bank, as the case may be and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Multicurrency Lenders (but not the Yen Enabled Lenders) or the Yen Enabled Lenders (but not the Multicurrency Lenders) may be effected by an agreement or agreements in writing entered into by the Company and requisite percentage in interest of the affected Class of Lenders.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary herein, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including amendments to this Section 11.02) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of any amendment which extends the Maturity Date for such Lenders that have approved such extension of any Facility with respect to fewer than all of the Lenders.

Notwithstanding anything to the contrary herein, if following the Effective Date, the Administrative Agent and the Borrowers shall have jointly identified an inconsistency, error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof.  If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrowers may replace such Non-Consenting Lender in accordance with Section 2.19; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).

SECTION 11.03          Expenses; Indemnity; Damage Waiver.  (a)  The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent and Merrill Lynch Pierce, Fenner & Smith, up to one local and regulatory counsel in each applicable local jurisdiction in which such local or regulatory counsel is reasonably determined to be necessary by the Administrative Agent and one or more additional counsel if one or more conflicts of interest, or perceived conflicts of interest, arise, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender, including the reasonable fees, charges and disbursements of any counsel, for the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender, in connection with the enforcement or protection of its rights in connection with any Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)           The Company shall indemnify the Administrative Agent, the Issuing Bank, the Swing Line Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, liabilities, reasonable out-of-pocket costs or expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) any transaction or proposed transaction (whether or not consummated) in which any proceeds of any borrowing hereunder are applied or proposed to be applied, directly or indirectly, by the Company or any Subsidiary, (ii) the making of any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) the execution, delivery or performance by the Company and the Subsidiaries of the Loan Documents, or any actions or omissions of the Company or any Subsidiary in connection therewith; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, liabilities, costs or expenses shall have resulted from (x) the gross negligence or wilful misconduct of such Indemnitee, (y) in connection with a claim brought by the Borrowers or any of their Affiliates, a breach in bad faith of such Indemnitee’s obligations or (z) the violation by such Indemnitee of any law or court order applicable to it, in each case to the extent determined by a final non-appealable judgment of a court of competent jurisdiction. Without limiting the provisions of Section 2.17(c), this Section 11.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)           To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section and without limiting its obligation to do so, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed loss, liability, cost or expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum (without duplication) of the total Exposures and unused Commitments at the time.  Notwithstanding the foregoing, Yen Enabled Lenders shall not be obligated to pay any such amount which is owing to the Issuing Bank in its capacity as such (and such pro rata calculation shall disregard the Exposures and unused Commitments of such Yen Enabled Lender to such extent).

(d)           To the extent permitted by applicable law, no Indemnitee nor any Borrower shall assert, and each such party hereby waives, any claim against any Indemnitee or Borrower, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this sentence shall not limit the Company’s indemnification and reimbursement obligations pursuant to this Section 11.03. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)           All amounts due under this Section shall be payable within 15 Business Days after receipt by the Company of a reasonably detailed invoice therefor.

SECTION 11.04          Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, each other Indemnitee and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and, in the case of US Borrowers and Swiss Borrowers, each Lender with a Multicurrency Commitment and in the case of US Borrowers and Japanese Borrowers, each Lender with a Yen Enabled Commitment (and, in each case, any attempted assignment or transfer by any Borrower without such consent shall be null and void), and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 11.04, (ii) by way of a participation recorded in the Participant Register in accordance with the provisions of paragraph (e) of this Section 11.04, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (g) of this Section 11.04 (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Any Lender may assign to one or more assignees (other than any Ineligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans or other amounts at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or any Approved Fund of any Lender, the Administrative Agent and the Company must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) in the case of an assignment of all or a portion of a Multicurrency Commitment or any Lender’s obligations in respect of its LC Exposure, the Issuing Bank and Swing Line Lender must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitments and outstanding Loans, the amount of the Commitments and outstanding Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent (which consent shall not be unreasonably withheld or delayed), (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, (vi) the parties to the assignment shall advise the Company as to whether the assignee is a Qualifying Bank, and if the assignee is not a Qualifying Bank and after giving effect to such assignment there would be more than ten Lenders that were not Qualifying Banks, the assignment shall not be permitted, and (vii) no such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default referred to in clause (a), (f) or (g) of Article VII has occurred and is continuing.  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.03); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with and subject to the requirements of paragraph (e) of this Section.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon), (y) in the case of a Defaulting Lender which is a Yen Enabled Lender, acquire (and fund as appropriate) its full pro rata share of all Yen Enabled Revolving Loans in accordance with its Yen Enabled Commitment Percentage and (z) in the case of a Defaulting Lender which is a Multicurrency Lender, acquire (and fund as appropriate) its full pro rata share of all Multicurrency Revolving Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Multicurrency Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c)           The Administrative Agent, acting solely for this purpose as an agent of each Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it (or the equivalent thereof in electronic format) and a register for the recordation of the names and addresses of the

Lenders, and the Commitment of, and principal amount of (and stated interest on) the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Company, the Issuing Bank, the Swing Line Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)           Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)           Any Lender may, without the consent of any Borrower or the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (other than a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 11.02(b) that affects such Participant.  Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)            A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant except to the extent such entitlements to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable Participation, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  A Participant shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

(g)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or, in the case of a Lender that is an investment fund, to the trustee under the indenture to which such fund is a party, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)           Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Multicurrency Commitment and Multicurrency Revolving Committed Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as Issuing Bank and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender.  In the event of any such resignation as Issuing Bank or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swing Line Lender, as the case may be.  If Bank of America resigns as Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all LC Exposures with respect thereto, including the right to require the Multicurrency Lenders to fund risk participations in pursuant to Section 2.03(c)).  If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Multicurrency Lenders to make ABR Revolving Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).  Upon the appointment of a successor Issuing Bank and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as the case may be, and (b) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 11.05          Survival.  All covenants, agreements, representations and warranties made by the Loan Parties herein or in any other Loan Document or in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto or thereto and shall survive the execution and delivery of this Agreement and any other Loan Document and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17, 11.03 and 11.12 (but, in the case of Section 11.12, only for a period of two years following termination of this Agreement) and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 11.06          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.07          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.08          Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender and the Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 11.09          Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)           Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

(c)           Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.01.  Nothing in this Agreement or any other Loan

Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 11.10          WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.11          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 11.12          Confidentiality.  The Administrative Agent, the Issuing Bank and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other advisors, to Approved Funds’ directors and officers and to any direct or indirect contractual counterparty in swap agreements (it being understood that each Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required or necessary in the judgment of counsel in connection with any suit, action or proceeding relating to the enforcement of rights of the Administrative Agent or the Lenders against the Borrowers under this Agreement or any other Loan Document, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Additional Commitment Lender invited to be a Lender pursuant to Section 2.24(d) or Augmenting Lender invited to be a Lender pursuant to Section 2.10(a) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company and its obligations this Agreement or the payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company other than as a result of a breach of this Section or other confidentiality agreement.  For the purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company or any Subsidiary other than as a result of a breach of this Section of which the Administrative Agent or such Lender is aware.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

SECTION 11.13          Conversion of Currencies.  (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss.  The obligations of the Borrowers contained in this Section 11.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 11.14          Termination of Covenants.  Notwithstanding any other provision in this Agreement, at any time when the Commitments shall have terminated and no Loans shall be outstanding but Letters of Credit are still outstanding, if the Borrowers shall post cash collateral in an amount equal to the LC Exposure, the Borrowers shall no longer be required to comply with the covenants set forth in Article V or Article VI of this Agreement.

SECTION 11.15          [RESERVED].

SECTION 11.16          USA PATRIOT Act.  Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.  Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

SECTION 11.17          Qualifying Bank Representation and Warranty.  Each Multicurrency Lender on the date of this Agreement hereby represents and warrants to the Swiss Borrower that such Lender is a Qualifying Bank.  If, at any time prior to the expiration or termination of the Multicurrency Commitments and the repayment in full of the principal of and interest on each Multicurrency Revolving Committed Loan, any Multicurrency Lender that shall have been a Qualifying Bank at the time it became a party hereto shall cease to be a Qualifying Bank, and at such time there are more than ten Multicurrency Lenders (including such Lender) that are not Qualifying Banks, then such Multicurrency Lender shall promptly transfer any Multicurrency Commitment and any Multicurrency Revolving Committed Loan to a Qualifying Bank in accordance with Section 11.04(b).

SECTION 11.18          No Fiduciary Duty.  Each Borrower, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Issuing Bank, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Issuing Bank, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.  To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.19          Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company.  In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 11.20          Electronic Execution of Assignments and Certain Other Documents.  The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Acceptance, amendments or other modifications, Borrowing Requests, Interest Election Requests, Swing Line Loan Notices, Bid Request, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Dennis J. Popovec
	Name:	Dennis J. Popovec
	Title:	Treasurer

EDWARDS LIFESCIENCES WORLD TRADE CORPORATION

By:	/s/ Dennis J. Popovec
	Name:	Dennis J. Popovec
	Title:	Treasurer

EDWARDS LIFESCIENCES LLC

By:	/s/ Dennis J. Popovec
	Name:	Dennis J. Popovec
	Title:	Treasurer

EDWARDS LIFESCIENCES (U.S.) INC.

By:	/s/ Dennis J. Popovec
	Name:	Dennis J. Popovec
	Title:	Treasurer

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Biano
	Title:	Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as a Lender,
Issuing Bank and Swing Line Lender

By:	/s/ Brian Walsh
	Name:	Brian Walsh
	Title:	Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Amy Ukena
	Name:	Amy Ukena
	Title:	Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Andrea S Chen
	Name:	Andrea S Chen
	Title:	Director

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Scott O’Connell
	Name:	Scott O’Connell
	Title:	Director

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Virginia Cosenza
	Name:	Virginia Cosenza
	Title:	Vice President

By:	/s/ Ming K. Chu
	Name:	Ming K. Chu
	Title:	Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joseph M. Schnorr
	Name:	Joseph M. Schnorr
	Title:	Senior Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Eric Seltenrich
	Name:	Eric Seltenrich
	Title:	Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Matthew D. Meister
	Name:	Matthew D. Meister
	Title:	Assistant Vice President

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

MORGAN STANLEY BANK N.A., as a Lender

By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

Edwards Lifesciences Corporation

Five Year Credit Agreement

Signature Page

SCHEDULE 1.01(i)

INELIGIBLE ASSIGNEES

•                  Abbott Laboratories

•                  Allergan, Inc.

•                  Beckman Coulter, Inc

•                  Becton Dickinson & Co.

•                  Boston Scientific Corporation

•                  CareFusion Corp.

•                  C. R. Bard, Inc.

•                  Cooper Companies Inc.

•                  Covidien plc

•                  Danaher Corporation

•                  General Electric Company

•                  Getinge AB

•                  Hologic, Inc.

•                  Hospira, Inc.

•                  ICU Medical, Inc.

•                  IDEX Corporation

•                  Illumina, Inc.

•                  Integra Lifesciences Holding Corp.

•                  Intuitive Surgical, Inc.

•                  Johnson & Johnson

•                  LiDCO Group PLC

•                  Masimo Corp.

•                  Medtronic, Inc.

•                  PULSION Medical Systems AG

•                  PerkinElmer, Inc.

•                  ResMed, Inc.

•                  Sorin Group

•                  Siemens AG

•                  St. Jude Medical, Inc.

•                  Stryker Corp.

•                  Terumo Medical Corporation

•                  Thoratec Corporation

•                  Valeant Pharmaceuticals International Inc.

•                  Varian Medical Systems, Inc.

•                  Zimmer Holdings, Inc.

SCHEDULE 2.01

LENDERS AND COMMITMENTS

Multicurrency Commitments

	Multicurrency Commitment	Multicurrency Commitment Percentage
Bank of America, N.A.	$79,444,444.00	13.240740667%
JPMorgan Chase Bank, N.A.	$79,444,444.00	13.240740667%
Wells Fargo Bank, National Association	$79,444,444.00	13.240740667%
U.S. Bank National Association	$70,000,000.00	11.666666667%
PNC Bank, National Association	$70,000,000.00	11.666666667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,555,556.00	8.425926000%
Deutsche Bank AG New York Branch	$50,555,556.00	8.425926000%
HSBC Bank USA, National Association	$50,555,556.00	8.425926000%
Morgan Stanley Bank, N.A.	$35,000,000.00	5.833333333%
Goldman Sachs Bank USA	$35,000,000.00	5.833333333%
Total:	$600,000,000.00	100.000000000%

Yen Enabled Commitments

	Yen Enabled Commitment	Yen Enabled Commitment Percentage
Bank of America, N.A.	$30,555,556.00	20.370370667%
JPMorgan Chase Bank, N.A.	$30,555,556.00	20.370370667%
Wells Fargo Bank, National Association	$30,555,556.00	20.370370667%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$19,444,444.00	12.962962667%
Deutsche Bank AG New York Branch	$19,444,444.00	12.962962667%
HSBC Bank USA, National Association	$19,444,444.00	12.962962667%
Total:	$150,000,000.00	100.000000000%

SCHEDULE 3.18

Taxpayer Identification Information

US BORROWERS:

Borrower	Tax ID Number
Edwards Lifesciences Corporation	36-4316614
Edwards Lifesciences LLC	36-4345053
Edwards Lifesciences (U.S.) Inc.	36-4340422
Edwards Lifesciences World Trade Corporation	36-4316616

SCHEDULE 6.01

DEBT OF MATERIAL SUBSIDIARIES

None.

SCHEDULE 6.02

SECURITY INTERESTS

None.

SCHEDULE 11.01

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

COMPANY

Edwards Lifesciences Corporation

One Edwards Way

Irvine, California 92614

Attention:                                         Dennis J. Popovec

Telephone:                                   949.250.5166

Telecopier:           949.250.3412

Electronic Mail:  dennis_popovec@edwards.com

Website Address:  www.edwards.com

Edwards Lifesciences LLC

One Edwards Way

Irvine, CA  92614

Tax ID:  36-4345053

Edwards Lifesciences US Inc.

One Edwards Way

Irvine, CA  92614

Tax ID:  36-4340422

Edwards Lifesciences Corporation

One Edwards Way

Irvine, CA  92614

Tax ID:  36-4316614

Edwards Lifesciences World Trade Corporation

One Edwards Way

Irvine, CA  92614

Tax ID:  36-4316616

Unique Identification Number for the Swiss Borrowers and the Japanese Borrowers:

To become Borrowers after Effective Date:

Edwards Lifesciences AG

Route de l’Etraz 70

1260 Nyon

Switzerland

Tax ID:  98-0347624

Edwards Lifesciences Technology SARL

Route de l’Etraz 70

1260 Nyon

Switzerland

Tax ID:  98-0506096

Edwards Lifesciences Limited

Nittochi Nishi-Shinjuku Bldg.

6-10-1 Nishi-shinjuku, Shinjuku-ku

Tokyo 160-0023 Japan

Tax ID:  00071859

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

Mail Code:  NC1-001-05-46

ONE INDEPENDENCE CENTER
101 N TRYON ST
CHARLOTTE , NC , 28255-0001
Attention:                                         Karen Barr

Telephone:                                   980-386-2596

Telecopier:           704.409.0034

Electronic Mail:  Karen.barr@baml.com

USD

Bank of America, N.A.

ABA# 026009593

Acct. # 3750836479

Attn: Credit Services

Ref: Edwards Lifesciences

EUR

Bank of America London

IBAN: GB63 BOFA 1650 5096 2720 19

Swift Address: BOFAGB22

Acct #: 96272019

Attn: Grand Cayman Unit #1207

Ref: Edwards Lifesciences

GBP

Bank of America London

Sort Code: 165050

IBAN: GB41 BOFA 1650 5096 2720 27

Swift Address: BOFAGB22

Acct #: 96272027

Attn: Grand Cayman Unit #1207

Ref: Edwards Life Sciences

CHF

CURRENCY TYPE Swiss Francs

BENEFICIARY BANK - GCB #1207 Bank of America London Re Switzerland

SWIFT ADDRESS BOFAGB3SSWI

BENEFICIARY ACCOUNT NUMBER CH9308726000091207013

YEN

Bank of America, Tokyo

SWIFT: BOFAJPJX

Acct #: 96272011

Attn: Credit Services Grand Cayman Unit 1207

Ref: Edwards Lifesciences

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

555 California Street, 4th Floor

Mail Code:  CA5-705-04-09

San Francisco, CA  94104-1503

Attention:                                         Anthea Del Bianco

Telephone:                                   415-436-2776

Telecopier:           415-503-5101

Electronic Mail:  anthea.del_bianco@baml.com

ISSUING BANK:

Bank of America, N.A.

Trade Operations

Mail Code:  PA6-580-02-30

1 FLEET WAY
SCRANTON , PA , 18507

Attention:                                         Alfonso Malave

Telephone:                                   570.496.9622

Telecopier:           800.755.8743

Electronic Mail:  alfonso.malave@baml.com

SWING LINE LENDER:

Bank of America, N.A.

Mail Code:  NC1-001-05-46

ONE INDEPENDENCE CENTER
101 N TRYON ST
CHARLOTTE , NC , 28255-0001
Attention:                                         Karen Barr

Telephone:                                   980-386-2596

Telecopier:           704.409.0034

Electronic Mail:  Karen.barr@baml.com

EXHIBIT A-1

FORM OF BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [                        ] 20[    ], among EDWARDS LIFESCIENCES CORPORATION, a Delaware corporation (the “Company”), [Name of Borrowing Subsidiary], a [          ] corporation (the “New Borrowing Subsidiary”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among the Company, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.  Under the Five Year Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the US Borrowers, the Swiss Borrowers and the Japanese Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a [US] [Swiss] [Japanese] Borrower.  The Company represents that the New Borrowing Subsidiary is a wholly owned Subsidiary organized in [the United States] [Switzerland] [Japan].  Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Five Year Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects on and as of the date hereof (except that if a qualifier relating to materiality or material adverse change or a similar concept applies, such representation or warranty is true and correct in all respects), other than representations which were given as of a particular date, in which case the representations were true and correct in all material respects (or with respect to representations and warranties modified by materiality statements, in all respects) as of that date.  The Company agrees that the Guarantee of the Company contained in the Five Year Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary.  Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Five Year Credit Agreement and shall constitute a “[US] [Swiss] [Japanese] Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Five Year Credit Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

EDWARDS LIFESCIENCES CORPORATION

by

Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

by

Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

by

Name:
Title:

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EXHIBIT A-2

FORM OF BORROWING SUBSIDIARY TERMINATION

Bank of America, N.A., as Administrative Agent for the Lenders referred to below

c/o Bank of America, N.A., as Administrative Agent

Bank of America, N.A.

Agency Management

555 California Street, 4th Floor

CA5-705-04-09

San Francisco, CA 94104-1503

[Date]

Ladies and Gentlemen:

The undersigned, Edwards Lifesciences Corporation (the “Company”), refers to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among the Company, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

The Company hereby terminates the status of [  ] (the “Terminated Borrowing Subsidiary”) as a [US] [Swiss] [Japanese] Borrower under the Five Year Credit Agreement.  [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Five Year Credit Agreement) pursuant to the Five Year Credit Agreement have been paid in full on or prior to the date hereof.]  [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Five Year Credit Agreement) pursuant to the Five Year Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings, under the Five Year Credit Agreement.]

A-2

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

EDWARDS LIFESCIENCES CORPORATION

by

Name:
Title:

A-2

EXHIBIT B-1

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (this “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively

(1)  For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)  For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)  Select as appropriate

(4)  Include bracketed language if there are either multiple Assignors or multiple Assignees.

B-1-1

as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by [the][any] Assignor.

1.                                      Assignor[s]:

                                                [Assignor [is][is not] a Defaulting Lender]

2.                                      Assignee[s]:

                                                [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.                                      Borrower(s):          Edwards Lifesciences Corporation and the other US Borrowers, the Swiss Borrowers, and the Japanese Borrowers party the Credit Agreement.

4.                                      Administrative Agent:  Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:               Five Year Credit Agreement dated as of July 18, 2014 among Edwards Lifesciences Corporation, a Delaware corporation, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.

6.                                      Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Facility/Class Assigned (7)	Aggregate Amount of Commitment for all Lenders in applicable Class(8)	Amount of Commitment in applicable Class Assigned*	Percentage Assigned of Commitment in applicable Class(9)		CUSIP Number
			$	$		%
			$	$		%
			$	$		%

(5)  List each Assignor, as appropriate.

(6)  List each Assignee, as appropriate.

(7)   Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Multicurrency Commitment”, “Yen Enabled Commitment”, etc.).

(8)  Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)   Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

B-1-2

[7.                                  Trade Date:                                    ]  (10)

Effective Date:                                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]  (11) Accepted:

BANK OF AMERICA, N.A., as

  Administrative Agent

By:
Title:

[Consented to:]  (12)

EDWARDS LIFESCIENCES CORPORATION

By:
Title:

(10)   To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

(11)   To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(12)   To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, Issuing Bank) is required by the terms of the Credit Agreement.

B-1-3

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among Edwards Lifesciences Corporation, a Delaware corporation, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

                1.             Representations and Warranties.

                1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.04(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.04(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.07 thereof, as applicable, and such other documents and information as it has deems appropriate to make its own credit analysis and decision to enter into this Assignment and

B-1-4

Acceptance and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                2.             Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the [relevant] Assignee.

                                3.             General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

B-1-5

EXHIBIT B-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

See attached.

1 ADMINISTRATIVE QUESTIONNAIRE- (MULTICURRENCY) CONFIDENTIAL 1. Borrower or Deal Name: Edwards Life Sciences Corporation E-mail this document with your commitment letter to E-mail address of recipient: 2. Legal Name of Lender of Record for Signature Page: Markit Entity Identifier (MEl)#: Fund Manager Name (if applicable) Legal Address from Tax Document of Lender of Record: Country: Address: City: State/Province: Postal Code: Exhibit B-2 Form of Administrative Questionnaire 3. Domestic Funding Address: Street Address: Suite/ Mail Code: City State Postal Code: Country: 4. Eurodollar Funding Address ( if different than #3): Street Address: Suite/ Mail Code: City: State Postal Code: Country: Exhibit B-2 Form of Administrative Questionnaire 5.Credit Contact Information: Syndicate level infonnation (which may contain material nonpublic information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts Identified must be able to receive such Information in accordance with his/her Institution’s compliance procedures and applicable laws, Including Federal and State securities laws. Exhibit B-2 Form of Administrative Questionnaire Primary Credit Contact: First Name: Middle Name: Last Name Title Street Address Suite/Mail Code City: State: Postal Code: Country: Office Telephone #: Office Facsimile#: Work E-Mail Address SyndTrak E-Mail Address Additional Syndtrak User Access: Secondary Credit Contact: First Name Middle Name Last Name: Title Street Address: Suite/Mail Code City: State: Postal Code: Country: Office Telephone#: Office Facsimile #: Work E-Mail Address: SyndTrak E-Mail Address: Enter E-Mail Addresses of any respective contact who should have access to Syndtrak below. SyndTrak E-Mail Addresses REV April 2014 Exhibit B-2 Form of Administrative Questionnaire

3 ADMINISTRATIVE QUESTIONNAIRE- (MULTICURRENCY) CONFIDENTIAL Currency: US Dollars Bank Name: ABA#: Currency: Bank Name SWIFT# City: Account#: State Country Account#: Account Name: Attention: Currency: Bank Name: SWIFT# Country: Account#: Account Name: FCC Account#: FCC Account Name Attention Currency: Bank Name: SWIFT# Country Account#: Account Name: FCC Account# FCC Account Name: Attention: Country: Account#: Account Name: FCC Account# FCC Account Name: Attention: Account Name: FCC Account #: FCC Account Name: Attention: Currency: Bank Name: SWIFT# Country Account#: Account Name: FCC Account #: FCC Account Name: Attention: Currency: Bank Name SWIFT#: Country: Account#: Account Name: FCC Account #: FCC Account Name: Attention: Currency: Bank Name SWIFT # Country: Account# Account Name: FCC Account #: FCC Account Name: Attention: Exhibit B-2 Form of Administrative Questionnaire REV April 2014

4 ADMINISTRATIVE QUESTIONNAIRE- (MULTICURRENCY) CONFIDENTIAL 8. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable): Pay to Bank Name: ABA#: City State Account#: Account Name: Attention Use Lender’s US Dollars Wire Payment Instructions in Section #6 above? YES D NO D 9. Lender’s Organizational Structure and Tax Status Please refer to the enclosed withholding tax instructions below and then complete this section accordingly: (Lender Taxpayer Identification Number (TIN): Tax Withholding Form Delivered to Bank of America (check applicable one) W-9 D W-8BEN D (W-8ECI0) W-8EXP D W-SIMY D Tax Contact: (First:Ml): (Last): Title: Street Address: Suite/ Mail Code City: State: Postal Code Telephone: E-Mail Address: Country: Facsimile: SyndTrak E-Mail Address NON-U.S. LENDER INSTITUTIONS 1. Corporations: If your institution is incorporated outside of the United States for US federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c. ) Form W-8EXP (Certificate of Foreign Government or Governmental Agency). A US taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that US. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted. Exhibit B-2 Form of Administrative Questionnaire REV April 2014

5 ADMINISTRATIVE QUESTIONNAIRE- (MULTICURRENCY) CONFIDENTIAL 2. Flow-Through Entities If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-81MY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain US branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement Flow through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners. Please refer to the instructions when completing this form In addition, please be advised that US tax regulations do not permit the acceptance of faxed forms Original tax form(s) must be submitted. U.S. LENDER INSTITUTIONS: If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original formW-9. Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding. *Additional guidance and instructions as to where to submit this documentation can be found at this link Tax Form Toolkit & Mailing Instructions 10. Bank of America’s Payment Instructions: Input or attach Bank of America’s payment Instructions for each respective currency referenced within Section 6 below. USD Bank of America, N.A. ABA# 026009593 Acct.# 3750836479 Attn: Credit Services Ref: Edwards Life sciences EUR PAYMENT INSTRUCTIONS. Bank of America London /BAN. GB63 BOFA 1650 5096 2720 19 Swift Address. BOFAGB22 Acct #. 96272019 Attn: Grand Cayman Unit #1207 Rer Edwards Lifesciences GBP PAYMENT INSTRUCTIONS. Bank of America London Sort Code. 165050 /BAN. GB41 BOFA 1650 5096 2720 27 Swift Address. BOFAGB22 Acct #. 96272027 Attn: Grand Cayman Unit #1207 Rer Edwards Life Sciences Exhibit B-2 Form of Administrative Questionnaire REV April 2014

6 ADMINISTRATIVE QUESTIONNAIRE- (MULTICURRENCY) CONFIDENTIAL CHF PAYMENT INSTRUCTIONS: CURRENCY TYPE Swiss Francs BENEFICIARY BANK- GCB #1207 Bank of America London Re Switzerland SWIFT ADDRESS BOFAGB3SSWI BENEFICIARY ACCOUNT NUMBER CH9308726000091207013 YEN PAYMENT INSTRUCTIONS: Bank of America, Tokyo SWIFT: BOFAJPJX Acct #: 96272011 Attn: Credit Services Grand Cayman Unit 1207 Ref: Edwards Life sciences Exhibit B-2 Form of Administrative Questionnaire REV April 2014

EXHIBIT C

FORM OF BID REQUEST

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among the Company, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

The Lenders are invited to make Bid Loans:

1.             To [applicable US Borrower]

2.             On                                                                        (a Business Day).

3.             In an aggregate principal amount not exceeding $                                     (with any sublimits set forth below).

4.             Comprised of (select one):

☐  Bid Loans based on an Absolute Rate            ☐  Bid Loans based on Eurocurrency Rate

Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	days/mos	$
2	days/mos	$
3	days/mos	$

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.23(a) of the Credit Agreement.

The Borrowing Agent authorizes the Administrative Agent to deliver this Bid Request to the Lenders.  Responses by the Lenders must be in substantially the form of Exhibit D to the

Agreement and must be received by the Administrative Agent by the time specified in Section 2.23 of the Credit Agreement for submitting Competitive Bids.

[signature page follows]

EDWARDS LIFESCIENCES LLC

By:

Name:

Title:

EXHIBIT D

FORM OF COMPETITIVE BID

                          ,

To:          Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among the Company, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

In response to the Bid Request dated              ,         , the undersigned Lender offers to make the following Bid Loan(s):

1.                                      US Borrower:                                               .

2.                                      Borrowing date:                                                     ,              (a Business Day).

3.                                      In an aggregate principal amount not exceeding $                                               (with any sublimits set forth below).

4.                                      Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	[Offered Absolute Rate][Offered Eurocurrency Bid Margin]*
1	days/mos	$	[(- +)]	%
2	days/mos	$	[(- +)]	%
3	days/mos	$	[(- +)]	%

* Expressed in multiples of 1/100th of a basis point

D-1

Contact Person:                                       Telephone:

[LENDER]

By:

Name:

Title:

******************************************************************************

THIS SECTION IS TO BE COMPLETED BY THE BORROWING AGENT IF THE APPLICABLE US BORROWER WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

EDWARDS LIFESCIENCES LLC

By:

Name:

Title:

Date:

D-2

EXHIBIT E-1

FORM OF OPINION OF COUNSEL OF THE COMPANY

See attached.

E-1-1

EXHIBIT E-2

FORM OF OPINION OF IN-HOUSE COUNSEL OF THE COMPANY

See attached.

E-2-1

EXHIBIT F

FORM OF SWINGLINE LOAN NOTICE

Date:                        ,

To:                             Bank of America, N.A., as Swing Line Lender

                                                Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among Edwards Lifesciences Corporation, a Delaware corporation, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

The undersigned hereby requests a Swing Line Loan on behalf of [insert name of applicable US Borrower]:

1.                                      On                                                    (a Business Day); and

2.                                      In the principal amount of $                              .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Five Year Credit Agreement.

EDWARDS LIFESCIENCES LLC

By:
Name:
Title:

F-1

EXHIBIT G

FORM OF BORROWING REQUEST

Date:                        ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among Edwards Lifesciences Corporation, a Delaware corporation, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

The Borrowing Agent hereby requests a Revolving Committed Borrowing described below, on behalf of itself or, if applicable, the Borrower referenced in item 1 below:

1.              Borrower:                                                        .

2.              Tranche:                       ☐  Multicurrency Revolving Borrowing or

☐  Yen Enabled Revolving Borrowing

3.              Currency:                  In the following currency:                                                 .

4.              Amount:                       In the principal amount of                                (which reflect Borrowing Minimum/ Borrowing Multiple).

5.              Date: On                                                    (a Business Day).

6.              Type:                                        ☐  Eurocurrency Borrowing or

☐  ABR Borrowing

7.              For Eurocurrency Borrowing:  with an Interest Period of                     .

8.              Account:                                   [Insert location and number of account to which funds are to be disbursed].

9.              For Designated Foreign Currency or Yen Borrowings:                                    [Insert location from which payments of principal and interest on such Borrowing will be made].

G-1

The Borrowing requested herein complies with Section 2.01(a) or (b), as applicable, of the Five Year Credit Agreement.

EDWARDS LIFESCIENCES LLC

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF INTEREST ELECTION REQUEST

Date:                        ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among Edwards Lifesciences Corporation, a Delaware corporation, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

The Borrowing Agent hereby requests a conversion or continuation of the Revolving Committed Borrowing described below, on behalf of itself or, if applicable, the Borrower referenced in item 1 below:

1.              Describe applicable Revolving Committed Borrowing to be converted or continued:

a.	Borrower:	.

b.	Tranche:	☐ Multicurrency Revolving Borrowing or

☐ Yen Enabled Revolving Borrowing

c.	Currency:	In the following currency: .

d.	Amount:	In the principal amount of .

e.	Type:	☐ Eurocurrency Borrowing or

☐ ABR Borrowing

2.              Convert or continue as:

a.	On Date: (a Business Day).

b.	Type:	☐ Eurocurrency Borrowing or

☐ ABR Borrowing

c.	For Eurocurrency Borrowing: with an Interest Period of .

H-1

The Borrowing requested herein complies with Section 2.01(a) or (b), as applicable, of the Five Year Credit Agreement.

EDWARDS LIFESCIENCES LLC

By:
Name:
Title:

H-2

EXHIBIT I

FORM OF PREPAYMENT NOTICE

Date:                        ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Five Year Credit Agreement dated as of July 18, 2014 (as amended, supplemented or otherwise modified from time to time, the “Five Year Credit Agreement”), among Edwards Lifesciences Corporation, a Delaware corporation, the other US Borrowers, the Swiss Borrowers, the Japanese Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Syndication Agents and Deutsche Bank Securities Inc., HSBC Bank USA, National Association, PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Five Year Credit Agreement.

The Borrowing Agent, on behalf of itself or, if applicable, the Borrower referenced in item 1 below, hereby provides notice of a voluntary prepayment of the Revolving Committed Borrowing described below:

1.              Describe applicable Revolving Committed Borrowing to be prepaid:

a.	Borrower:	.

b.	Tranche:	☐ Multicurrency Revolving Borrowing or

☐ Yen Enabled Revolving Borrowing

c.	Currency:	In the following currency: .

d.	Amount:	In the principal amount of .

e.	Prepayment Date:	(a Business Day).

f.	Type:	☐ Eurocurrency Borrowing or

☐ ABR Borrowing

I-1

The prepayment described herein complies with Section 2.11 of the Five Year Credit Agreement.

EDWARDS LIFESCIENCES LLC

By:
Name:
Title:

I-2